                                                                  EXHIBIT 4.3(b)


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                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                           DATED AS OF AUGUST 16, 2000


                                      AMONG


                        GAYLORD RECEIVABLES CORPORATION,
                                AS THE BORROWER,


                         VARIOUS FINANCIAL INSTITUTIONS,
                                 AS THE LENDERS,


                             BANKERS TRUST COMPANY,
                             AS THE FACILITY AGENT,


                                       AND


                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS THE COLLATERAL AGENT



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                                                      Revolving Credit Agreement

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
                                                     ARTICLE I
                                                    DEFINITIONS

         SECTION 1.01  Certain Definitions........................................................................1
         SECTION 1.02  Accounting Terms...........................................................................9
         SECTION 1.03  Other Terms................................................................................9
         SECTION 1.04  Computation of Time Periods................................................................9
         SECTION 1.05  Amendment and Restatement..................................................................9

                                                    ARTICLE II
                                                 REVOLVING CREDIT

         SECTION 2.01  Revolving Loans...........................................................................10
         SECTION 2.02  Notices of Borrowing......................................................................11
         SECTION 2.03  Disbursement of Funds.....................................................................11
         SECTION 2.04  The Revolving Notes.......................................................................12
         SECTION 2.05  Conversions and Continuations.............................................................13
         SECTION 2.06  Interest..................................................................................13
         SECTION 2.07  Market Unavailability; Illegality, Etc....................................................14
         SECTION 2.08  Capital Adequacy..........................................................................15
         SECTION 2.09  Increased Costs...........................................................................15
         SECTION 2.10  Compensation..............................................................................16
         SECTION 2.11  Pro Rata Borrowing........................................................................16

                                                    ARTICLE III
                                                OTHER CREDIT TERMS

         SECTION 3.01  Fees......................................................................................16
         SECTION 3.02  Reduction and Termination of Commitment...................................................17
         SECTION 3.03  Extensions of Commitment..................................................................17
         SECTION 3.04  Increase in Revolving Commitment..........................................................18

                                                    ARTICLE IV
                                                     PAYMENTS

         SECTION 4.01  Payments on Non-Business Days.............................................................19
         SECTION 4.02  Prepayments; Repayments During the Repayment Period.......................................19
         SECTION 4.03  Application of Distributions..............................................................20


                                        i             Revolving Credit Agreement

         SECTION 4.04  Exclusive Source of Repayment.............................................................21
         SECTION 4.05  Method and Place of Payment, Etc..........................................................22
         SECTION 4.06  Net Payments..............................................................................22

                                                     ARTICLE V
                                               CONDITIONS PRECEDENT

         SECTION 5.01  Conditions to Effectiveness...............................................................23
         SECTION 5.02  Conditions to Each Loan...................................................................25

                                                    ARTICLE VI
                                          REPRESENTATIONS AND WARRANTIES

         SECTION 6.01  GRC.......................................................................................26
         SECTION 6.02  Lenders...................................................................................26

                                                    ARTICLE VII
                                                     COVENANTS

         SECTION 7.01  Affirmative Covenants.....................................................................27
         SECTION 7.02  Financial Statements; No Default Certificate..............................................27
         SECTION 7.03  Collateral................................................................................28
         SECTION 7.04  Incorporation of Covenants................................................................28

                                                   ARTICLE VIII
                                                   DISTRIBUTIONS

         SECTION 8.01  Distributions.............................................................................28
         SECTION 8.02  Eligible Investments......................................................................28

                                                    ARTICLE IX
                                                 ACTIONABLE EVENTS

         SECTION 9.01  Actionable Events.........................................................................28
         SECTION 9.02  Remedies under the Loan Agreement.........................................................29
         SECTION 9.03  Remedies Under Security Agreement.........................................................29

                                                     ARTICLE X
                                                    THE AGENTS

         SECTION 10.01  Appointment of the Facility Agent; No Third Party Beneficiaries..........................30
         SECTION 10.02  Appointment of Collateral Agent..........................................................31


                                       ii             Revolving Credit Agreement

         SECTION 10.03  Exculpation..............................................................................31
         SECTION 10.04  Indemnification..........................................................................32
         SECTION 10.05  Agents as Lenders........................................................................33
         SECTION 10.06  Credit Decisions.........................................................................33
         SECTION 10.07  Resignation by an Agent..................................................................33
         SECTION 10.08  Qualifications of Collateral Agent.......................................................34


                                                    ARTICLE XI
                                                   MISCELLANEOUS

         SECTION 11.01  Exercise of Rights.......................................................................34
         SECTION 11.02  Amendment and Waiver.....................................................................35
         SECTION 11.03  Expenses and Indemnification.............................................................35
         SECTION 11.04  Successors and Assigns...................................................................36
         SECTION 11.05  Headings.................................................................................37
         SECTION 11.06  Notices, Requests, Demands...............................................................37
         SECTION 11.07  Survival of Representations and Warranties...............................................39
         SECTION 11.08  Transaction Documents....................................................................39
         SECTION 11.09  Governing Law............................................................................39
         SECTION 11.10  Severability.............................................................................39
         SECTION 11.11  Counterparts.............................................................................40
         SECTION 11.12  Further Assurances.......................................................................40
         SECTION 11.13  Computations.............................................................................40
         SECTION 11.14  Limited Recourse.........................................................................40
         SECTION 11.15  Consent to Jurisdiction..................................................................40
         SECTION 11.16  Confidentiality..........................................................................40
         SECTION 11.17  Nonpetition Covenants....................................................................40
         SECTION 11.18  Waiver of Jury Trial.....................................................................41




                                       iii            Revolving Credit Agreement

                             SCHEDULES AND EXHIBITS


SCHEDULE I                 Revolving Commitment
SCHEDULE II                Domestic and LIBO Offices of Lenders

EXHIBIT A                  Notice of Borrowing
EXHIBIT B                  Non-Recourse Revolving Note
EXHIBIT C                  Security Agreement
EXHIBIT D                  Opinions of Counsel
EXHIBIT E                  Solvency Certificate
EXHIBIT F                  Assignment and Acceptance Agreement


                                       iv             Revolving Credit Agreement

         THIS REVOLVING CREDIT AGREEMENT, dated as of August 16, 2000 (this "Agreement"), is entered into among GAYLORD RECEIVABLES CORPORATION, a Delaware corporation (hereinafter, together with its successors and assigns, called "GRC"), the FINANCIAL INSTITUTIONS that are parties hereto, BANKERS TRUST COMPANY, as facility agent for the Lenders hereunder (hereinafter, together with its successors and assigns in such capacity, the "Facility Agent"), and LASALLE BANK NATIONAL ASSOCIATION, as the collateral agent for the Lenders hereunder (hereinafter together with its successors and assigns in such capacity, the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, GRC, Harris Trust and Savings Bank, as the facility agent and as the collateral agent, and various financial institutions, as the lenders have entered into that certain Revolving Credit Agreement dated as of September 24, 1993, as subsequently amended (collectively, the "Existing Credit Agreement");

         WHEREAS, the parties hereto desire to amend the parties to the Existing Credit Agreement and otherwise amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Certain Definitions. The following terms when used in this Agreement shall have the following meanings:

         "Actionable Event" is defined in Article IX.

         "Adjusted LIBO Rate" means, with respect to any LIBO Rate Loan or any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to (a) the LIBO Rate in effect for the Interest Period applicable to such LIBO Rate Loan, divided by (b) one minus the LIBO Reserves (as defined hereinafter).

         The term "LIBO Rate" means (a) the Telerate Screen Rate for such Interest Period or (b) if Page 3750 of the Dow Jones Telerate Service is unavailable at the time any LIBO Rate is to be determined, a rate determined on the basis of the offered rates for deposits in Dollars for a period approximately equal to such Interest Period which appear on the Reuters Screen LIBO Page, as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the beginning of


                                                      Revolving Credit Agreement
such Interest Period. If at least two rates appear on the Reuters Screen LIBO Page, the LIBO Rate for such Interest Period shall be the arithmetic mean of such rates. If no such rates appear, the LIBO Rate shall be determined on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market selected by the Facility Agent at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the beginning of such Interest Period to prime banks in the London interbank market for a period approximately equal to such Interest Period and an amount approximately equal to the principal amount of such LIBO Rate Loan. The Facility Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the LIBO Rate shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the LIBO Rate with respect to such Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, New York selected by the Facility Agent at approximately 11:00 a.m., New York City time, on such day for loans in Dollars to leading European banks for a term approximately equal to such Interest Period and an amount approximately equal to the principal amount of such LIBO Rate Loan.

         The term "LIBO Reserves" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, having a term approximately equal or comparable to such Interest Period; provided, however, that if the Liquidation Commencement Date shall have occurred, such percentage shall not exceed for any subsequent Interest Period the percentage applicable to the latest maturing Interest Period in effect on the Liquidation Commencement Date.

         "Agents" means, collectively, the Facility Agent and the Collateral Agent.

         "Alternate Base Rate" means a fluctuating rate of interest per annum on any date equal to the higher of (a) the rate of interest most recently designated by the Facility Agent as its prime commercial rate (whether or not such rate is the lowest rate of interest charged by the Facility Agent in connection with extensions of credit) and (b) a rate of interest equal to the sum of (i) the Federal Funds Rate, plus (ii) 0.50 of 1%. Any change in the Alternate Base Rate shall be effective on and as of the date of each such change and shall be determined by the Facility Agent, whose determination shall be conclusive absent manifest error.

         "Alternate Base Rate Loan" means a Revolving Loan which bears interest at a rate per annum based on the Alternate Base Rate.

         "Assignment and Assumption Agreement" means any agreement, substantially in the form of Exhibit F, that is executed and delivered pursuant to Section 11.04.



                                        2            Revolving Credit Agreement

         "Borrowing" means, as the context requires, a borrowing of Revolving Loans under this Agreement, in each case consisting of loans of the same Type and, if LIBO Rate Loans, having the same Interest Period, that are made on the same day.

         "Borrowing Date" means, with respect to any Revolving Loan, the date on which such Revolving Loan is disbursed to GRC.

         "Business Day" means a day (other than a Saturday or a Sunday):

                  (a) on which (i) the Trustee is open for business at its principal office in Buffalo, New York, (ii) commercial banks in New York, New York and Chicago, Illinois are not authorized or required to be closed for business and (iii) Gaylord is open for business at its corporate headquarters in Deerfield, Illinois; provided that, in addition to the days on which the Trustee or commercial banks in New York, New York and Chicago, Illinois are authorized or required to be closed, Gaylord may close its corporate headquarters for no more than five additional days in any one calendar year (no more than two of which additional days shall be consecutive); and provided, further, that Gaylord shall have given the Trustee and the Agents not less than 15 days' prior written notice of the occurrence of any such closing; and

                  (b)  which is also a London Banking Day if related to:

                  (i) the date of making or continuing any Revolving Loans as, or converting any Revolving Loans into, LIBO Rate Loans;

                  (ii) the date of making any payment of principal or of interest on any LIBO Rate Loan; and

                  (iii) the date of GRC's giving of any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause (b)(i) or (b)(ii) above.

         "Closing Date" means August 16, 2000.

         "Collateral" has the meaning assigned to such term in the Security Agreement.

         "Collateral Agent" is defined in the preamble.

         "Collateral Agent Fee Letter" is defined in Section 3.01(c).

         "Collateral Agent Fees" is defined in Section 3.01(c).

         "Collateral Agent Interests" has the meaning set forth in Section 4.04.


                                        3             Revolving Credit Agreement

         "Commitment Fees" is defined in Section 3.01(a).

         "Committed Lender" means a Person which is a party to this Agreement as a Lender and which shall provide alternate funding for the Revolving Loans pursuant to the terms of this Agreement (provided such alternate funding shall not be provided by any Conduit administered by such Person and for which such Person provides liquidity). It is understood and agreed that General Electric Capital Corporation is the initial Committed Lender for Redwood Receivables Corporation.

         "Commitment Termination Date" means the earliest of (i) the Scheduled Commitment Termination Date, (ii) the date on which the Commitment Termination Date is declared or deemed to have occurred pursuant to Article IX, (iii) the date on which the Pay-Out Period commences for the Series 2000-1 A-RI Certificate, (iv) the date on which the Liquidation Period commences, or (v) the date on which GRC terminates the Revolving Commitment pursuant to Section 3.02.

         "Conduit" means a special purpose company which obtains funding from the issuance of commercial paper or other notes and which is a party to this Agreement. It is understood and agreed that Redwood Receivables Corporation, a Delaware corporation is a Conduit.

         "Continuation/Conversion Date" means, as to any Revolving Loan, the date on which such Revolving Loan is converted into a different Type of Revolving Loan or continued as the same type of Revolving Loan.

         "Conversion Date" means, as to any Revolving Loan, the date on which such Revolving Loan is converted into a different Type of Revolving Loan.

         "Distributions" has the meaning set forth in Section 4.04.

         "Domestic Office" means, relative to any Lender, the office or Affiliate of such Lender designated on Schedule II hereto (or designated as such in an Assignment and Assumption Agreement) or such other office or Affiliate of such Lender as may be designated as such Lender's Domestic Office from time to time by notice from such Lender to GRC and each Agent.

         "Eligible Investments" means any of the following:

         (a) deposit accounts that are established and maintained at a financial institution, the short-term debt securities or certificates of deposit of which have the highest short-term debt or certificate of deposit rating (as the case may be) available from S&P, and that are held in the name of the Collateral Agent in trust for the benefit of the Lenders, subject to the exclusive custody and control of the Collateral Agent and for which the Collateral Agent has sole signature authority;

                                        4            Revolving Credit Agreement

         (b) marketable obligations of the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, which have a maturity date not later than the next succeeding Interest Payment Date;

         (c) marketable obligations directly and fully guaranteed by the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, which have a maturity date not later than the next succeeding Interest Payment Date;

         (d) banker's acceptances, certificates of deposit and other interest-bearing obligations denominated in Dollars (subject to the proviso below);

         (e) repurchase agreements entered into with any bank of the nature referred to in clause (f) secured by a perfected first priority security interest in an obligation of the type described in clause (b) or (c) above, provided that such obligation may mature later than the next succeeding Interest Payment Date if such bank is required to repurchase such obligation not later than the next succeeding Interest Payment Date, and provided, further, that (i) the market value of the obligation with respect to which such bank has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such bank and (ii) the Collateral Agent or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations;

         (f) guaranteed investment contracts entered into with any financial institution, the short- term debt securities of which have the highest short-term debt rating available from S&P and which, in each case, have a maturity date not later than the next succeeding Interest Payment Date;

         (g) commercial paper (except for commercial paper issued by the Seller or any Affiliate of the Seller) rated not less than "A-1+" or the equivalent thereof by S&P and having a maturity date not later than the next succeeding Interest Payment Date; and

         (h) freely redeemable shares in open-end money market mutual funds (including, without limitation, such mutual funds that are offered by the Person who is acting as the Collateral Agent or by any agent of such Person) which (i) maintain a constant net-asset value, (ii) at the time of such investment have been rated not less than "AAA" or the equivalent thereof by S&P, and (iii) invest solely in obligations, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (a) through (g) above, without regard to the


                                        5             Revolving Credit Agreement
                  limitation set forth in such clauses as to the maturity of such obligations, bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper;

provided that (i) the Collateral Agent shall only acquire banker's acceptances and certificates of deposit of, and enter into repurchase agreements with, institutions whose short-term obligations have been rated not less than "A-1+" or the equivalent thereof by S&P and whose long-term obligations have been rated not less than "AA-" by S&P and (ii) the securities, banker's acceptances, certificates of deposit, other obligations and repurchase agreements described above shall only constitute "Eligible Investments" if and to the extent that the Collateral Agent is satisfied that the Collateral Agent will have a perfected security interest therein for the benefit of the Lenders.

         "Excluded Taxes" means, with respect to any Lender, taxes measured by the net income of such Lender, as applicable, pursuant to the laws of the jurisdiction where such Lender's principal office or lending office is maintained.

         "Existing Credit Agreement" is defined in the preamble.

         "Facility Agent" is defined in the preamble.

         "Facility Agent Fee Letter" is defined in Section 3.01(b).

         "Facility Agent Fees" is defined in Section 3.01(b).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it.

         "GRC" is defined in the preamble.

         "Gaylord" means Gaylord Container Corporation.

         "Interest Payment Date" means (i) for each LIBO Rate Loan, the last day of the Interest Period applicable thereto and (ii) for each Alternate Base Rate Loan, the last day of each calendar month.

         "Interest Period" means, for each LIBO Rate Loan comprising part of the same Borrowing, a period commencing on the Borrowing Date or the Conversion/Continuation Date of such LIBO


                                        6            Revolving Credit Agreement

Rate Loan, as applicable, and ending on the last day of the period selected by GRC pursuant to Section 2.02 or Section 2.05, which period shall be one, two or three months.

         "Lenders" means the Persons identified as Lenders on the signature pages hereto, together with their successors and assigns, provided, that if any such Person is a Conduit, "Lender" shall mean such Conduit, its Committed Lenders or such Conduit and its Committed Lenders (as the context shall indicate).

         "LIBO Office" means, relative to any Lender or the Facility Agent, the office or Affiliate of such Lender or the Facility Agent (as applicable) designated as such on Schedule II hereto (or designated as such in an Assignment and Assumption Agreement) or such other office or Affiliate of such Lender or the Facility Agent as may be designated as the LIBO Office of such Lender or the Facility Agent (as applicable) two Business Days prior to the beginning of such Interest Period from time to time by notice from (i) such Lender to the Facility Agent and (ii) the Facility Agent to GRC and the Lenders. A Lender's LIBO Office shall be the office or Affiliate through which such Lender shall fund or shall have funded its LIBO Rate Loans.

         "LIBO Rate Loan" means a Revolving Loan which bears interest at a rate per annum based on the Adjusted LIBO Rate.

         "London Banking Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

         "Majority Lenders" means the Lenders whose aggregate Revolving Percentages are more than 50% of the Revolving Commitment.

         "Non-United States Person" means a Person which is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         "Notice of Conversion/Continuation" is defined in Section 2.05(b).

         "Notice of Borrowing" is defined in Section 2.02.

         "Notice Office" means the offices of the Facility Agent set forth in
Section 11.06, or such other office as the Facility Agent may designate to GRC and the Lenders in writing.

         "Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of GRC to the Collateral Agent, the Facility Agent and/or the Lenders of every type and description arising under or in connection with this Agreement, the Revolving Notes, the

                                        7             Revolving Credit Agreement

Security Agreement and the other Transaction Documents or the transactions contemplated thereby and shall include, without limitation, (i) all liability of GRC for principal of and interest on the Revolving Loans, closing fees, commitment fees, audit fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Transaction Documents, and (ii) interest, fees and other obligations that accrue after the commencement of an Event of Bankruptcy (in each case whether or not allowed as a claim in such Event of Bankruptcy).

         "Payment Office" means the Notice Office, or such other offices as the Facility Agent may designate in writing to GRC and the Lenders.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of September 24, 1993, by and among GRC, as Transferor, Gaylord, as initial Servicer, and Manufacturers and Traders Trust Company, as Trustee, as the same has been amended and may be further amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof and the Purchase Agreement.

         "Repayment Period" means the period commencing on the Commitment Termination Date and continuing until all Obligations of GRC to the Lenders and the Agents have been paid in full.

         "Required Lenders" means the Lenders whose aggregate Revolving Percentages are at least 66-2/3% of the Revolving Commitment.

         "Reuters Screen LIBO Page" means the display page designated "LIBO" on the Reuters Monitor Money Rates Service (or such other page that may replace that page on such service for the purpose of displaying comparable rates).

         "Revolving Commitment" means $125,000,000, as may be reduced pursuant to Section 3.02 and increased pursuant to Section 3.04.

         "Revolving Loan" is defined in Section 2.01(a).

         "Revolving Note" is defined in Section 2.04(a).

         "Revolving Percentage" means, with respect to each Lender, the revolving percentage set forth opposite such Lender's name on Schedule I hereto.

         "Scheduled Commitment Termination Date" is defined in Section 3.03.

         "Security Agreement" is defined in Section 5.01(e).

         "Series 2000-1 A-RI Supplemental Issuance Agreement" means the Series 2000-1 A-RI Supplemental Issuance Agreement, dated as of August 16, 2000, by and among GRC, as Transferor,


                                        8            Revolving Credit Agreement

Gaylord, as initial Servicer, and Manufacturers and Traders Trust Company, as Trustee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and the Pooling and Servicing Agreement.

         "Stated Maturity Date" is defined in Section 2.01(b).

         "Summary of Terms" means, collectively, (i) Gaylord Receivables Master Trust Trade Receivables-Backed Trust Certificates and (ii) Gaylord Receivables Corporation Resolving Credit Facility, each dated as of August 16, 2000.

         "Telerate Screen Rate" means, for any Interest Period, the rate for deposits in Dollars for a period approximately equal to such Interest Period which appears on Page 3750 of the Dow Jones Telerate Service (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the beginning of such Interest Period.

         "Type", with respect to any Revolving Loan, means an Alternate Base Rate Loan or LIBO Rate Loan, as may be the case.

         "Unmatured Actionable Event" means any event which with the giving of notice or lapse of time, or both, would become an Actionable Event.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

                  (b) Capitalized terms that are used herein but are not otherwise defined herein have the meanings set forth in (i) Appendix A to the Pooling and Servicing Agreement or (ii) the Series 2000-1 A-RI Supplemental Issuance Agreement, as such Appendix A and the Series 2000-1 A-RI Supplemental Issuance Agreement are in effect on the date hereof. If any such terms are defined in both such Appendix A and the Series 2000-1 A-RI Supplemental Issuance Agreement, the meaning set forth in the Series 2000-1 A-RI Supplemental Issuance Agreement shall control. Without limiting the foregoing, it is understood and agreed that the term "Transaction Documents" includes this Agreement, the Security Agreement and the Revolving Notes.

         SECTION 1.02 Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.

         SECTION 1.03 Other Terms. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, supplemented, amended and restated or otherwise modified and not to any particular Section, paragraph, or clause contained in this


                                        9            Revolving Credit Agreement

Agreement, and all references to Sections and to Exhibits shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits attached hereto, the terms of which Exhibits are hereby incorporated into this Agreement. Whenever appropriate in the context, terms used herein in the singular also include the plural, and vice versa.

         SECTION 1.04 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall mean "to but excluding."

         SECTION 1.05 Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement. By executing and delivering this Agreement, the parties do not intend to cancel, release or in any way impair any loan made under the Existing Credit Agreement (an "Existing Loan") or any collateral therefor. It is understood and agreed that Existing Loans are outstanding on the date hereof in the principal amount of $ 70,000,000, and such Existing Loans shall remain outstanding hereunder and shall constitute Revolving Loans for purposes of this Agreement and all other Transaction Documents. The Revolving Notes issued pursuant hereto shall, to the extent of the outstanding principal amount of the Existing Loans, constitute amendments, restatements and extensions of, and replacements for, the promissory notes (in an aggregate maximum principal amount of $70,000,000) executed and delivered by GRC under the Existing Credit Agreement (the "Existing Notes"), which Existing Notes shall be marked "canceled by restatement" and delivered to GRC upon GRC's execution and delivery of the Revolving Notes.

         All references in any Transaction Document or any other instrument or document to the Existing Credit Agreement or the Existing Notes shall be deemed to include reference to this Agreement and the Revolving Notes, as the case may be.

                                   ARTICLE II
                                REVOLVING CREDIT

         SECTION 2.01 Revolving Loans. (a) Subject to and upon the terms and conditions herein set forth, including the conditions set forth in Article V, each Lender severally agrees, from time to time prior to the Commitment Termination Date, to make loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to GRC, which Revolving Loans shall, at the option of GRC, be either Alternate Base Rate Loans or LIBO Rate Loans, shall be repaid and reborrowed in accordance with the provisions hereof and shall be made by the Lenders pro rata on the basis of their Revolving Percentages. GRC agrees that, upon GRC's receipt of the proceeds of Revolving Loans made hereunder from time to time, the Collateral Agent shall be deemed to have funded the Series 2000-1 A-RI Certificate in an amount equal to the amount of such Revolving Loans that are then being made.

                  (b) No Lender shall be required to make a Revolving Loan to the extent that, after giving effect to such Revolving Loan, either (i) the aggregate principal amount of such Lender's


                                       10            Revolving Credit Agreement

Revolving Loans would exceed such Lender's Revolving Percentage of the Revolving Commitment or (ii) the aggregate outstanding principal amount of all Revolving Loans would exceed the lesser of the Revolving Commitment and the Ratable Principal Amount of the Series 2000-1 A-RI Certificate. The Revolving Loans will have a stated maturity date of 360 days after the Commitment Termination Date (the "Stated Maturity Date"). Subject to Section 4.04, GRC shall pay all Revolving Loans in full no later than the Stated Maturity Date.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, a Conduit shall have the option, but shall not be required, to fund any Revolving Loan requested of its related Committed Lender, and, to the extent such Conduit funds such Revolving Loan, such Committed Lender shall be relieved from any obligation to fund such Revolving Loan and shall be deemed to have used its Revolving Commitment to fund such Revolving Loan for purposes of determining its available or unused Revolving Commitment at any time. Such Conduit shall (i) be a "Lender" hereunder with respect to any Revolving Loans made by it, (ii) have all of the rights of any other Lender with respect to any Obligations owed to it, (iii) have a Revolving Note issued to it in the stated principal amount equal to the Revolving Percentage of its related Committed Lender of the original Revolving Commitment, (iv) be owed the Commitment Fees that would otherwise be payable to its related Committed Lender hereunder (and such Conduit and such Committed Lender agree to allocate such Commitment Fees between themselves pursuant to a separate agreement) and (v) be deemed to have a Revolving Percentage for all purposes (other than for purposes of determining the amount of Revolving Loans such Committed Lender is obligated to fund hereunder or such Committed Lender's Revolving Percentage of the Revolving Commitment) which is equal to the lesser of:

                           (i) the Revolving Percentage of such Committed Lender (prior to giving effect to this Section 2.01(c)) and

                           (ii) the ratio (expressed as a percentage) where the numerator is the principal amount of all Revolving Loans made by such Conduit and the denominator is the principal amount of all Revolving Commitments at such time

(and such Committed Lender's Revolving Percentage for such purposes shall equal the positive difference, if any, between (i) minus (ii) above); provided, that, notwithstanding any other provision of this Agreement to the contrary, a Conduit shall have no monetary obligation of any kind hereunder to GRC, any Lender or any other Person.

         SECTION 2.02 Notices of Borrowing. Whenever GRC desires to make a Borrowing of Revolving Loans, it shall give the Facility Agent at the Notice Office written notice or telephonic notice (confirmed in writing on the next Business Day thereafter) that it is requesting such Revolving Loan (each, a "Notice of Borrowing") no later than noon (New York time) on the third Business Day prior to the proposed Borrowing Date in the case of a LIBO Rate Loan, or on the Business Day prior to the proposed Borrowing Date in the case of an Alternate Base Rate Loan. The Facility


                                       11            Revolving Credit Agreement

Agent shall promptly give the Collateral Agent and each Lender written notice or telephonic notice (confirmed in writing promptly thereafter) of such Notice of Borrowing. The Facility Agent shall advise GRC and each Lender of the determination of the Adjusted LIBO Rate applicable to any LIBO Rate Loan on the next Business Day. Each Notice of Borrowing shall be substantially in the form of Exhibit A hereto and shall specify (i) the principal amount GRC desires to borrow hereunder, (ii) the Borrowing Date (which shall be a Business Day) and
(iii) whether the requested Revolving Loan is to be initially maintained as an Alternate Base Rate Loan or a LIBO Rate Loan and, if such Revolving Loan is to be maintained as a LIBO Rate Loan, the initial Interest Period to be applicable thereto. Each Borrowing shall be in the amount of at least $1,000,000 or, if greater than $1,000,000, an integral multiple of $100,000 thereof. Each Notice of Borrowing shall be irrevocable except as provided in Section 2.07(b).

         SECTION 2.03 Disbursement of Funds. (a) No later than 1:00 p.m. (New York time) on the Borrowing Date specified in each Notice of Borrowing, each Lender will make available to the Facility Agent in immediately available funds its Revolving Percentage of the Revolving Loans required to be made on such date at the Payment Office; and the Facility Agent will, promptly but no later than 2:00 p.m. (New York time), make available to GRC at the Payment Office the aggregate of the amounts so made available by the Lenders. Contemporaneously with the disbursement of such Revolving Loans, the Collateral Agent shall be deemed to have funded the Series 2000-1 A-RI Certificate in the amount of such Revolving Loans.

                  (b) Unless the Facility Agent shall have received notice from a Lender prior to the date on which any Revolving Loan is to be made that such Lender shall not make available to the Facility Agent such Lender's ratable portion of such Revolving Loan, the Facility Agent may assume that such Lender has made such portion available to the Facility Agent on the date of such Revolving Loan in accordance with this Section 2.03 and the Facility Agent shall, in reliance upon such assumption, make such Revolving Loan available to GRC as provided for in this Section 2.03. If and to the extent such Lender shall not have made such ratable portion of such Revolving Loan available to the Facility Agent, the other Lenders shall, upon notice from the Facility Agent, provide such amount to the Facility Agent (up to the amount of each such Lender's unfunded portion of its Revolving Percentage of the Revolving Commitment) on a pro rata basis and such non-funding Lender agrees to pay to the Facility Agent (for the account of the other Lenders) forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Facility Agent to GRC until the date such non-funding Lender pays such amount to the Facility Agent, at a rate per annum equal to the Federal Funds Rate. If such amount is not in fact made available to the Facility Agent by such non-funding Lender within three Business Days after the applicable Borrowing Date (i) GRC shall immediately cause the Ratable Principal Amount of the Series 2000-1 A-RI Certificate to be reduced by such amount, and shall cause such amount, together with interest thereon at the interest rate per annum then applicable to the Revolving Loans comprising such Borrowing, to be paid to the Collateral Agent and (ii) upon the Collateral Agent's receipt of such Distribution, the Collateral Agent shall remit the amount of such Distribution to the Facility Agent (for the account of the Lenders). Nothing contained in this


                                       12            Revolving Credit Agreement

Section 2.03 shall be construed to relieve any Lender from its obligation hereunder to make available its Revolving Percentage of each Borrowing.

         SECTION 2.04 The Revolving Notes. (a) GRC's obligation to pay the principal of and interest on all the Revolving Loans made by each Lender shall be evidenced by a non-recourse promissory note of GRC payable to each such Lender (each, a "Revolving Note" and, collectively, the "Revolving Notes") which shall: (i) be dated the Closing Date; (ii) be in the stated principal amount equal to such Lender's Revolving Percentage of the original Revolving Commitment; (iii) have a stated due date of the Stated Maturity Date; (iv) bear interest as provided in Section 2.06; (v) be payable to the order of such Lender; (vi) be entitled to the benefits of this Agreement; and (vii) be in the form of Exhibit B to this Agreement with blanks appropriately completed in conformity herewith. Each Lender shall, and is hereby authorized to, make a notation on the schedule attached to its Revolving Note of the date and the amount of its Revolving Percentage of each Revolving Loan and the date and amount of the payment of principal thereon, which notation shall be conclusive in the absence of manifest error, and prior to any transfer of its Revolving Note, such Lender shall endorse the outstanding principal amount of such Revolving Note on the schedule attached thereto; provided, however, that failure to make any such notation or any error in any such notation shall not adversely affect such Lender's rights with respect to its Revolving Percentage of the Revolving Loans.

                  (b) Although each Revolving Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which Revolving Loans are outstanding thereunder. In addition, although the stated principal amount of each Revolving Note shall be equal to each Lender's Revolving Percentage of the Revolving Commitment, GRC's obligation to pay the principal amount of each Revolving Note shall be enforceable only to the extent of the unpaid principal amount of such Lender's Revolving Loans outstanding thereunder at the time such enforcement shall be sought. In addition, the right to receive payments under the Revolving Note shall be limited as set forth in
Section 4.04.

         SECTION 2.05 Conversions and Continuations. (a) GRC shall have the option, subject to the provisions of Section 2.07 and the following provisions of this Section 2.05, to convert on any Business Day all or any part of the outstanding principal amount of Revolving Loans made pursuant to a single Borrowing from one Type of Revolving Loan into another Type and to continue any LIBO Rate Loan for subsequent Interest Periods; provided that (A) after giving effect thereto, the outstanding principal amount of Revolving Loans made pursuant to a single Borrowing shall be at least $1,000,000 or, if greater than $1,000,000, an integral multiple of $100,000 thereof, (B) conversions of LIBO Rate Loans shall only be permitted on the last day of an Interest Period applicable thereto and (C) Revolving Loans may not be converted into, or continued as, LIBO Rate Loans on or after the Commitment Termination Date or during the existence of an Actionable Event or an Unmatured Actionable Event.


                                       13            Revolving Credit Agreement

                  (b) Each such conversion or continuation of the Revolving Loans made pursuant to a single Borrowing shall be made pro rata among the Lenders on the basis of their respective Revolving Percentages and shall be effected by GRC giving at least three Business Days' prior written notice or telephonic notice (confirmed in writing promptly thereafter) (each a "Notice of Conversion/Continuation") of each proposed conversion or continuation to the Facility Agent at its Notice Office. The Facility Agent shall promptly notify each Lender of a Notice of Conversion/Continuation. Each Notice of Conversion/Continuation shall be irrevocable, except as provided in Section 2.07(b), and shall specify (i) the date of such conversion or continuation, which must be a Business Day, (ii) the amount and type of Revolving Loans to be converted or continued, and (iii) if such Revolving Loans are to be converted into or continued as LIBO Rate Loans, the Interest Period to be applicable thereto. The Facility Agent shall advise GRC and each Lender of the determination of the Adjusted LIBO Rate applicable to any LIBO Rate Loan on the next Business Day. If upon the expiration of any Interest Period, GRC has failed to elect a new Interest Period to be applicable to such LIBO Rate Loan as provided above, GRC shall be deemed to have elected to convert such LIBO Rate Loan into an Alternate Base Rate Loan effective as of the expiration of such current Interest Period.

         SECTION 2.06 Interest. (a) Except as otherwise provided in paragraph
(c) below, interest shall accrue on the unpaid principal amount of each Alternate Base Rate Loan from the Borrowing Date or the Conversion Date, as applicable, until such Alternate Base Rate Loan is converted or repaid, at a rate per annum equal to the Alternate Base Rate in effect from time to time.

                  (b) Except as otherwise provided in paragraph (c) below, interest shall accrue on the unpaid principal amount of each LIBO Rate Loan from the Borrowing Date or Conversion Date, as applicable, until such LIBO Rate Loan is converted or repaid, at a rate per annum equal to the sum of the Adjusted LIBO Rate applicable to such Revolving Loan plus 0.60%.

                  (c) GRC shall pay interest on the unpaid principal amount of each Revolving Loan (i) during the existence of an Actionable Event and (ii) from the first Settlement Date that falls three months after the Commitment Termination Date, in the case of each of clause (i) and clause (ii) at a rate per annum equal to the sum of (A) two percent (2%), plus (B) the rate of interest otherwise applicable to such Revolving Loan pursuant to paragraph (a) or (b) above.

                  (d) Subject to Section 4.04, accrued interest with respect to each Revolving Loan shall be due and payable in arrears on each Interest Payment Date (including, in the case of a Revolving Loan that has been converted from one Type to another, on the Interest Payment Date following such conversion), on the Stated Maturity Date and, after the Stated Maturity Date, on demand.

         SECTION 2.07 Market Unavailability; Illegality, Etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding


                                       14            Revolving Credit Agreement
upon all parties but, with respect to clause (i) below, shall be made only after consultation with the Facility Agent):

                  (i) on any date for determining the Adjusted LIBO Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement and affecting the London interbank market for Dollars, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of "Adjusted LIBO Rate",

                  (ii) at any time, that by reason of any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) the Adjusted LIBO Rate does not adequately or fairly reflect the cost to such Lender of funding or maintaining its affected LIBO Rate Loans or its commitment hereunder, or

                  (iii) at any time, that the making or continuance of any LIBO Rate Loan has become unlawful as a result of compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market for Dollars, then, and in any such event, such Lender shall on such date give notice (by telephone, promptly confirmed in writing) to GRC and the Facility Agent of such determination. Thereafter (A) in the case of clauses (i) and (ii) above, each LIBO Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into an Alternate Base Rate Loan and the right of GRC to select LIBO Rate Loans shall be suspended until the Facility Agent shall notify GRC that the circumstances causing such suspension no longer exist, and any LIBO Rate Loans requested to be made during such period shall be made as Alternate Base Rate Loans, and (B) in the case of clause (iii) above, GRC shall take one of the actions specified in Section 2.07(b) as promptly as possible and, in any event, within the time period required by law.

                  (a) At any time that any of the LIBO Rate Loans are affected by the circumstances described in Section 2.07(a)(iii), GRC shall either if the affected LIBO Rate Loan is proposed to be made pursuant to a Borrowing or a conversion, cancel said Borrowing or conversion by giving the Facility Agent telephonic notice thereof (promptly confirmed in writing) on the same date that GRC was notified of such circumstances by a Lender pursuant to Section 2.07(a) or if the affected LIBO Rate Loan is then outstanding, upon at least one Business Day's written notice to the Facility Agent and such Lender, require the affected Lender to convert its affected LIBO Rate Loan to an Alternate Base Rate Loan.

         SECTION 2.08 Capital Adequacy. If, after the date hereof, either the introduction of or any change in or in the interpretation of any law or regulation or compliance by any Lender or any


                                       15            Revolving Credit Agreement

Person controlling a Lender with any guideline or request issued after the date hereof from any central bank or other governmental authority or official (whether or not having the force of law) has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy as in existence on the date hereof) by an amount deemed by such Lender to be material, then such Lender shall use reasonable efforts to reduce or eliminate any claim for such increased costs, including changing the office of such Lender at which its obligations hereunder are maintained so long as not otherwise disadvantageous (including without limitation any action which such Lender determines in good faith is unlawful or results in any unreimbursed cost or expense which would not have been incurred except for such action) to such Lender or controlling Person in its sole discretion; provided that if such efforts do not eliminate such costs, such Lender may, within 30 Business Days of the date that any such introduction, change, guideline or request becomes effective, notify the Facility Agent and GRC thereof. Within 10 Business Days after receipt of notice from a Lender pursuant to the immediately preceding sentence, but subject to Section 4.04, GRC shall pay to such Lender or such controlling Person, from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender or such controlling Person on an after-tax basis for such increased costs relative to its Revolving Percentage of the Revolving Commitment. A statement by such Lender setting forth in reasonable detail the basis for requesting such compensation and the determination of the amount thereof submitted by such Lender to GRC shall, absent manifest error, be final and conclusive. In making such determination, such Lender shall act reasonably and in good faith and use averaging and attribution methods that are reasonable.

         SECTION 2.09 Increased Costs. If, after the date hereof, either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by any Lender with any guideline or request from any central bank or other governmental authority or official (whether or not having the force of law) has or would have the effect of increasing the cost to any Lender of agreeing to make or making, funding or maintaining LIBO Rate Loans or reducing the amount receivable by any Lender with respect thereto (other than any increased cost or reduction resulting from (x) the increase of reserve requirements included in the determination of the Adjusted LIBO Rate or (y) Excluded Taxes) by an amount deemed by such Lender to be material, then such Lender shall use reasonable efforts to reduce or eliminate any claim for such increased costs or for compensation for such reduction, including changing the office of such Lender at which its obligations hereunder are maintained so long as not otherwise disadvantageous to such Lender in its sole discretion; provided that if such reasonable efforts do not eliminate such costs, such Lender may, within 30 Business Days of the date that any such introduction, change, guideline or request becomes effective, notify the Facility Agent and GRC thereof. Within 10 Business Days after receipt of notice from a Lender pursuant to the immediately preceding sentence, but subject to Section 4.04, GRC shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender on an after-tax basis for such increased costs or reduction. A statement by such Lender setting forth in reasonable detail the


                                       16            Revolving Credit Agreement
basis for requesting such compensation and the determination of the amount thereof submitted by such Lender to GRC shall, absent manifest error, be final and conclusive. In making such determination, such Lender shall act reasonably and in good faith and use averaging and attribution methods that are reasonable.

         SECTION 2.10 Compensation. Subject to Section 4.04, GRC shall compensate each Lender upon its written request (provided such request is given within 90 Business Days of the incurrence of the loss, expense or liability) for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBO Rate Loans and any loss sustained by such Lender in connection with the re-employment of such funds), which such Lender may sustain: (a) if for any reason (other than a default by such Lender) a Borrowing of any LIBO Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation (whether or not withdrawn), (b) if for any reason any payment, prepayment or conversion of principal of any of its LIBO Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto, (c) as a consequence of any failure by GRC to repay its LIBO Rate Loans when required by the terms of this Agreement or any prepayment, cancellation or conversion made by GRC pursuant to Section 2.07(b), or (d) by reason of an adjustment in the Revolving Percentages of any Lenders pursuant to
Section 3.04(b). A statement by such Lender setting forth in reasonable detail the basis for requesting such compensation and the determination of the amount thereof submitted by such Lender to GRC shall, absent manifest error, be final and conclusive. In making such determination, such Lender shall act reasonably and in good faith.

         SECTION 2.11 Pro Rata Borrowing. All Revolving Loans under this Agreement shall be made by the Lenders simultaneously and in such amounts as necessary so that after giving effect thereto, to the extent possible, the outstanding Revolving Loans of each Lender as a percentage of all outstanding Revolving Loans of all Lenders is equal to such Lender's Revolving Percentage. No Lender shall be responsible for any failure of any other Lender to make Revolving Loans hereunder and each Lender shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitment hereunder.

                                   ARTICLE III
                               OTHER CREDIT TERMS

         SECTION 3.01  Fees.  Subject to Section 4.04:

                  (a) GRC agrees to pay to the Collateral Agent for distribution to each Lender a commitment fee computed at the rate of 0.50 % per annum from the Closing Date until the Commitment Termination Date on the average daily amount of the excess of such Lender's Revolving Percentage of the Revolving Commitment over the average daily aggregate principal amount of all outstanding Revolving Loans of such Lender during such Calculation Period (in the



                                       17            Revolving Credit Agreement
aggregate, the "Commitment Fees"). The Commitment Fees shall be paid in arrears on each Settlement Date with respect to the Calculation Period immediately preceding such Settlement Date.

                  (b) GRC agrees to pay to the Facility Agent such other fees ("Facility Agent Fees") as are specified in that certain fee letter dated August 16, 2000, between the Facility Agent and GRC (the "Facility Agent Fee Letter").

                  (c) GRC agrees to pay to the Collateral Agent such other fees as are specified in that certain letter agreement (the "Collateral Agent Fees") dated August 16, 2000 between the Collateral Agent and GRC (the "Collateral Agent Fee Letter").

         SECTION 3.02 Reduction and Termination of Commitment. GRC shall have the right at any time and from time to time upon three Business Days' prior notice to the Facility Agent and S&P to (a) terminate the Revolving Commitment in whole or (b) permanently reduce in part the unused portion of the Revolving Commitment in a minimum amount of $5,000,000 and increments of $1,000,000.

         SECTION 3.03 Extensions of Commitment. (a) Subject to paragraphs (b) and (c) of this Section 3.03 and other provisions of this Agreement permitting earlier termination, the Revolving Commitment shall terminate on May 1, 2005 (as such date may be extended from time to time pursuant to paragraph (b) or (c) of this Section 3.03, the "Scheduled Commitment Termination Date").

                  (b) During the third month prior to the third anniversary of the Closing Date and during the third month prior to each anniversary of the Closing Date that occurs thereafter prior to the occurrence of the Commitment Termination Date, GRC may notify the Facility Agent and S&P that GRC wishes to extend the Scheduled Commitment Termination Date by one year, whereupon the Facility Agent shall notify each Lender of such extension request. The Facility Agent shall notify GRC and S&P of the decisions of the Lenders not later than 45 days after the Facility Agent's receipt of such extension request. If the Required Lenders desire to extend the Scheduled Commitment Termination Date by one year, the Scheduled Commitment Termination Date shall be so extended, except as provided in Section 3.03(c).

                  (c) If the Required Lenders approve the extension of the Scheduled Commitment Termination Date pursuant to Section 3.03(b) and any Lender does not affirmatively consent to the extension of the Scheduled Commitment Termination Date pursuant to Section 3.03(b) (failure to act being deemed as a refusal to consent), GRC may, upon such failure to extend, with the consent of the Facility Agent and the Seller (which consent may not unreasonably be withheld or delayed), obtain a successor Lender or Lenders to purchase the outstanding Revolving Loans of such non-extending Lender and to assume such non-extending Lender's Revolving Percentage of the Revolving Commitment. If such a successor Lender or Lenders is or are obtained, at the time the Scheduled Commitment Termination Date is to be extended, GRC, the Lenders who have approved


                                       18            Revolving Credit Agreement
the extension of the Scheduled Commitment Termination Date pursuant to Section 3.03(b), the non-extending Lender(s), the Facility Agent, the Collateral Agent and such successor Lender or Lenders shall execute and deliver such documents and instruments as shall be appropriate to evidence the extension of the Scheduled Commitment Termination Date and such successor Lender's or Lenders' purchase of the non-extending Lender's Revolving Loans and assumption of such non-extending Lender's or Lenders' Revolving Percentage(s) of the Revolving Commitment. Upon the execution and delivery of such documents and instruments, the Scheduled Commitment Termination Date shall be extended for one additional year. If GRC does not obtain successor Lenders but the Required Lenders have approved the extension of the Scheduled Commitment Termination Date pursuant to
Section 3.03(b), the Scheduled Commitment Termination Date may be extended without the non-extending Lender(s) if GRC and the other extending Lenders agree; provided that the Revolving Commitment shall be reduced by the amount of the non-extending Lender's or Lenders' Revolving Percentage(s) and such Lender(s) shall be paid all amounts owed to it or them (as applicable) prior to the effective date of any such extension. If GRC and the other Lenders are willing to extend the Scheduled Commitment Termination Date without obtaining successor Lender(s), GRC, the Lenders willing to extend the Scheduled Commitment Termination Date, the Facility Agent, and the Collateral Agent shall execute and deliver such documents and instruments as shall be appropriate to evidence the extension of the Scheduled Commitment Termination Date and the reduction of the Revolving Commitment. Upon the execution and delivery of such documents and instruments, the Scheduled Commitment Termination Date shall be extended for an additional one-year period.

         SECTION 3.04 Increase in Revolving Commitment. The Revolving Commitment may be increased from time to time with the agreement of all Lenders; provided that (i) GRC shall have delivered to the Trustee an Opinion of Counsel, dated as of the effective date of such proposed increase, to the effect that such increase will not adversely affect the conclusions set forth in any prior Opinion of Counsel as to the treatment of Investor Certificates for tax purposes; (ii) both before and after giving effect to such increase, no Actionable Event or Unmatured Actionable Event shall have occurred and be continuing; and (iii) the amount of Revolving Loans any Lender is obligated to make hereunder shall not be increased without the consent of such Lender. GRC shall give S&P notice of any such increase promptly after it shall become effective.

                  (a) In the event the Revolving Commitment is increased and one or more Lenders does not agree to an increase in the amount such Lender is obligated to loan hereunder by an amount equal to its Revolving Percentage of the amount by which the Revolving Commitment is to be increased, then, on the effective date of the increase in the Revolving Commitment, (i) the Revolving Percentage of each such Lender shall be decreased so that the amount such Lender is obligated to loan hereunder after the increase of the Revolving Commitment shall be equal to the amount such Lender was obligated to loan hereunder before the increase of the Revolving Commitment plus the additional amount such Lender has agreed to be obligated to loan hereunder (if any); (ii) the Revolving Percentage of each other Lender shall be increased so that it is obligated to loan the increased amount that it has agreed to be obligated to loan; and (iii) each Lender whose Revolving Percentage is reduced shall sell, and each Lender whose Revolving Percentage is increased shall


                                       19            Revolving Credit Agreement
purchase, outstanding Revolving Loans in an amount so that, after giving effect to such sales and purchases, each Lender owns its Revolving Percentage (as adjusted pursuant to clause (i) or (ii) above) of each Revolving Loan. With respect to the Revolving Loans purchased and sold pursuant to this Section 3.04, each selling Lender will retain the right to payment of interest accrued up to the effective date of the increase in the Revolving Commitment. Furthermore, each Lender whose Revolving Percentage is reduced pursuant to this Section 3.04 shall retain the right to receive unpaid accrued Commitment Fees up to the effective date of the increase in the Revolving Commitment calculated on the basis of such Lender's Revolving Percentage prior to such effective date.

                                   ARTICLE IV
                                    PAYMENTS

         SECTION 4.01 Payments on Non-Business Days. Whenever any payment to be made hereunder or under a Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and (to the extent that such payment is of principal on the Revolving Loans) interest shall continue to accrue at the applicable rate in effect during such extension; provided that if such extension would cause payment of interest on or principal of any LIBO Rate Loan to be made in the next following month, such payment shall instead be made on the immediately preceding Business Day; and provided further that interest accrued during such extension with respect to a principal payment shall be paid concurrently with the payment of such principal (in the case of a LIBO Rate Loan) or on the Interest Payment Date occurring in the month during which such extension ends (in the case of an Alternate Base Rate Loan).

         SECTION 4.02 Prepayments; Repayments During the Repayment Period. (a) On any Business Day prior to the Commitment Termination Date on which the aggregate outstanding principal amount of the Revolving Loans exceeds the Ratable Principal Amount of the Series 2000-1 A-RI Certificate, GRC shall be obligated, subject to Section 4.04, to prepay the Revolving Loans by an amount equal to the amount of such excess; provided that if any LIBO Rate Loan is required to be prepaid pursuant to this Section 4.02(a) on any day other than the Interest Payment Date for such LIBO Rate Loan, then the amount of such prepayment (or, if less, the portion thereof which equals the excess of the aggregate outstanding principal amount of the Revolving Loans over the Ratable Principal Amount of the Series 2000-1 A-RI Certificate on any subsequent date of determination plus accrued interest on the principal amount represented by such excess) shall be held by the Collateral Agent in a trust account in its corporate trust department, for the benefit of the Lenders, for so long as the aggregate outstanding principal amount of the Revolving Loans continues to exceed the Ratable Principal Amount of the Series 2000-1 A-RI Certificate, and, to the extent, if any, still so held on the applicable Interest Payment Date, such amount shall be used on such date to prepay such LIBO Rate Loan. Payments made pursuant to this Section 4.02(a) to the Collateral Agent with respect to LIBO Rate Loans shall include an additional amount to be held in trust pending payment of such LIBO Rate Loan at the end of the Interest Period that is applicable to such LIBO Rate Loan, which amount shall be equal to the amount of interest that will accrue on the


                                       20            Revolving Credit Agreement
principal amount of such prepayment through the last day of such applicable Interest Period. On any Business Day, the amount (if any) by which (i) all amounts which are held pursuant to the preceding sentence by the Collateral Agent pending the end of an Interest Period, exceeds (ii) the excess of the aggregate outstanding principal amount of the Revolving Loans over the Ratable Principal Amount of the Series 2000-1 A-RI Certificate plus accrued interest on the principal amount represented by such excess, shall be paid to GRC.

                  (b) Prepayments shall be applied first to any Revolving Loans that constitute Alternate Base Rate Loans and then to any LIBO Rate Loans. All prepayments of Revolving Loans made pursuant to a single Borrowing shall be applied pro rata among the Lenders based upon their respective Revolving Percentages, other than payments made with respect to non-extending Lenders pursuant to Section 3.03(c).

                  (c) Subject to Section 4.04, after the commencement of the Repayment Period, all Obligations will be due and payable on the Settlement Date that occurs in the month following the Commitment Termination Date and on each succeeding Settlement Date in an amount equal to the amount of the Distributions the Collateral Agent received on such Settlement Date until all Obligations are paid in full.

         SECTION 4.03 Application of Distributions. Except for Distributions made with respect to prepayments being made pursuant to Section 4.02(a) and with respect to accrued interest on the Revolving Loans being prepaid, the Facility Agent will apply all Distributions to the Obligations then due promptly after receipt thereof from the Collateral Agent in the following order:

              first, to any outstanding costs and expenses of the Facility Agent, the Collateral Agent and the Lenders (including reasonable legal fees and expenses) incurred in enforcing this Agreement or any other Transaction Document during the continuance of an Actionable Event; provided that the amount applied pursuant to this clause first with respect to any Carrying Costs (other than interest on the Loans) shall not exceed the amounts distributed in respect of such Carrying Costs pursuant to Sections 4.02(c), 4.03(f) and 4.03(g) of the Pooling and Servicing Agreement;

              second,      to unpaid accrued interest on the Revolving Loans;

              third,       to the unpaid principal of Alternate Base Rate Loans;

              fourth,      to the unpaid principal of LIBO Rate Loans;

              fifth, to unpaid accrued Facility Agent Fees and Collateral Agent Fees;

              sixth,       to unpaid accrued Commitment Fees; and



                                       21            Revolving Credit Agreement
              seventh,     to all other Obligations.

         If, on any day, Distributions are insufficient to satisfy all Obligations included in a priority category described above, each such Obligation in such priority category shall be allocated its pro rata share of the funds available to satisfy Obligations in such priority category. Such pro rata allocation shall be based upon the relationship that the amount owed in a priority category to a Lender or an Agent (as applicable) bears to the aggregate amount of all Obligations in such priority category that are owed to all Lenders or Agents. All Obligations in any priority category shall remain unsatisfied until the Obligations in the preceding category have been satisfied.

         SECTION 4.04 Exclusive Source of Repayment. The parties hereto acknowledge and agree to the following:

                  (i) The exclusive source of repayment for the Obligations shall be (A) the Series 2000-1 A-RI Certificate and the payments, rights, benefits, remedies and other interests (collectively, the "Collateral Agent Interests") conferred upon, or otherwise attributable to, the Collateral Agent as holder of the Series 2000-1 A-RI Certificate and (B) the claims against GRC described in clause (iii) below.

                  (ii) The Collateral Agent Interests include, without limitation, claims, exercisable through the Trustee in accordance with (and subject to the limitations in) the Transaction Documents, against GRC for breach of its obligations under the Transaction Documents, and nothing in this Section 4.04 shall limit the Collateral Agent's ability to pursue such claims or to otherwise take action with respect to the Collateral Agent Interests.

                  (iii) GRC shall be personally liable at law and in equity for damages arising out of an action (or failure to act) by GRC that results in the occurrence of an Actionable Event described in clause
         (d) of Article IX.

Prior to the commencement of the Repayment Period, if on any day a payment of an Obligation would, in the absence of the preceding sentence, be due, such Obligation shall be paid on each day thereafter on which amounts in respect of the Collateral Agent Interests ("Distributions") are received by the Collateral Agent (to the extent of the available Distributions) until such Obligation is paid in full. Obligations in a priority category described in Section 4.03 that are not paid on any day because of this Section 4.04 shall be paid out of subsequent Distributions prior to the payment of any other Obligations in the same priority category that are owed to the same Person (other than Obligations that previously were also not paid because of this Section 4.04).

Each Lender and Agent hereby acknowledges that the Lenders and the Agents shall not have any personal recourse to GRC if Distributions are insufficient to satisfy all Obligations, and GRC shall not, and shall not be obligated to, pay any amount pursuant to this Agreement except as provided in this Section 4.04. Any amount that GRC does not pay pursuant to the operation of the preceding


                                       22            Revolving Credit Agreement
sentence shall not constitute a claim (as defined in ss.101 of the Bankruptcy
Code) against or corporate obligation of GRC for any such insufficiency.

         SECTION 4.05 Method and Place of Payment, Etc. It is contemplated that substantially all payments made under this Agreement, the Revolving Notes, and the other Transaction Documents will be effected by the Collateral Agent transferring Distributions to the Facility Agent for application against the Obligations. When any payment is required to be made with respect to any Obligation, the Collateral Agent shall promptly transfer Distributions (to the extent available), in an amount sufficient to make such payment, to the Facility Agent, or, if the Facility Agent so specifies, directly to each Lender and/or Agent to which such amount is owed. If any payments are made directly by GRC under this Agreement or the Revolving Notes, such payments shall be made to the Facility Agent without setoff, deduction or counterclaim not later than 2:00 p.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments received by the Facility Agent after such time shall be deemed to have been made on the next Business Day.

                  (a) Unless the Facility Agent shall have received notice from GRC or the Collateral Agent prior to the time of any scheduled payment of interest, fees or other amounts scheduled to be paid hereunder that such amounts will not be allocated to the Ratable Principal Amount of the Series 2000-1 A-RI Certificate, the Facility Agent may assume that such amounts have been made available to the Facility Agent on the date of payment in accordance with this Agreement and the Facility Agent may, in reliance upon such assumption, make such amounts available to the Lenders and/or the Collateral Agent (as applicable). If and to the extent that such amounts are not allocated to the Ratable Principal Amount of the Series 2000-1 A-RI Certificate, each Lender and the Collateral Agent agrees to repay to the Facility Agent forthwith on demand such corresponding amounts, together with interest thereon, for each day from the date such amounts are made available by the Facility Agent to the Lenders or the Collateral Agent until the date on which the Lenders or the Collateral Agent repay such amounts to the Facility Agent, at a rate per annum equal to the Federal Funds Rate.

         SECTION 4.06 Net Payments. If any payment required to be paid by GRC, either directly or through the Collateral Agent pursuant to this Agreement or any Revolving Note is or will be subject to any present or future withholding or similar tax or governmental levy (not including Excluded Taxes), the payment shall be increased (subject to Section 4.04) so that the after-tax amount actually received by a Lender or an Agent is equal to the payment specified herein (or in any Revolving Note) to be paid in the absence of any such tax or levy. GRC shall promptly furnish to each Lender all receipts or other evidence of payment of such tax or levy.

                  (a) Each Lender which is a Non-United States Person agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaties of the United States, the jurisdiction of its incorporation and the jurisdictions in which its Domestic Office and its LIBO Office are located) to execute and deliver to the Facility Agent for delivery to the Collateral Agent


                                       23            Revolving Credit Agreement
and GRC, before the first scheduled payment date in each year, either (i) a United States Internal Revenue Service Form 1001 or (ii) a United States Internal Revenue Service Form 4224 together with a United States Internal Revenue Service Form W-9, or any successor forms, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal taxes. Each Lender which is a Non-United States Person represents and warrants to GRC and to each Agent that, at the date of this Agreement (or the date of the Assignment and Assumption Agreement by which such Person became a Lender, as the case may be), (i) its Domestic Office and its LIBO Office are entitled to receive payments of principal, interest, and fees hereunder and under the other Transaction Documents without deduction or withholding for or on account of any taxes imposed by the United States or any political subdivision thereof and (ii) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence. Each Lender which is a Non-United States Person further agrees that, to the extent any form claiming complete or partial exemption from withholding and deduction of United States Federal taxes delivered under this paragraph (b) is found to be incomplete or incorrect in any material respect, such Lender shall (to the extent it is permitted to do so under the laws and any double taxation treaties of the United States, the jurisdiction of its incorporation and the jurisdictions in which its Domestic Office and its LIBO Office are located) execute and deliver to the Facility Agent a complete and correct replacement form.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

         SECTION 5.01 Conditions to Effectiveness. This Agreement shall be effective upon the satisfaction (or waiver) of each of the following conditions:

                  (a) Agreement. Each Lender, the Facility Agent, the Collateral Agent and GRC shall have signed a counterpart copy of this Agreement and delivered the same to the Facility Agent (or in the case of the Lenders and the Collateral Agent, notified the Facility Agent in writing that the same has been signed and mailed to it).

                  (b) Revolving Notes. There shall have been delivered to the Facility Agent, for the account of each Lender, the appropriate Revolving Note payable to the order of such Lender in the amount and as otherwise provided for in Article II.

                  (c) Series 2000-1 A-RI Supplemental Issuance Agreement; the Certificate. GRC, the Trustee and the Servicer shall have executed and delivered the Series 2000-1 A-RI Supplemental Issuance Agreement; GRC shall have executed and delivered the Series 2000-1 A-RI Certificate, and the Facility Agent shall have received a fully executed counterpart of each of the foregoing.

                  (d) Purchase Agreement; Pooling and Servicing Agreement; etc. Each of the Purchase Agreement and the Pooling and Servicing Agreement, and any other document, agreement


                                       24            Revolving Credit Agreement
and instrument (other than the Series 1993-1-RI Supplemental Issuance Agreement and any document and instrument entered into in connection therewith), in each case as amended from time to time, entered into in connection with any of the foregoing, shall remain in full force and effect (in each case as amended on or prior to the date hereof).

                  (e) Security Agreement. GRC and the Collateral Agent shall have executed and delivered a Security Agreement, substantially in the form of Exhibit C hereto (the "Security Agreement") and, pursuant to the Security Agreement, GRC shall have delivered to the Collateral Agent (for the benefit of the Facility Agent and the Lenders) the Series 2000-1 A-RI Certificate, an assignment (executed in blank) with respect thereto and an acknowledgment from the Trustee as to the liens created thereby.

                  (f) UCC Filings; Lien Searches. (i) All UCC financing statements filed in connection with the Purchase Agreement and the Pooling and Servicing Agreement to perfect, protect and preserve the rights, titles, interests (including the security interests) of (A) GRC, as contemplated by the Purchase Agreement and (B) the Trustee, as contemplated by the Pooling and Servicing Agreement shall remain in full force and effect; and (ii) the UCC financing statements shall have been filed or simultaneously herewith will be filed in jurisdictions as necessary to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral pursuant to the Security Agreement.

                  (g) Releases; Lien Search Reports. The Facility Agent shall have received executed copies of all releases of Liens affecting the Receivables and Related Assets (other than the Liens of GRC and the Trustee) from the holders of such Liens and lien search reports showing that the Receivables and all Related Assets (other than goods outside Illinois, California, Texas and Louisiana) are free and clear of all Liens (other than the Liens described above in paragraph (e)).

                  (h) Capitalization. The Facility Agent shall have received a certificate from an Authorized Officer of GRC certifying that as of the Closing Date, the capitalization of GRC shall be no less than $ 11,900,000, in the form of cash or Receivables (which officer's certificate shall include a balance sheet of GRC as of June 25, 2000).

                  (i) Ratings Letter. S&P's shall have issued a rating of the Revolving Notes, with respect to the ultimate payment of principal and timely payment of interest, of not less than "AAA", which rating will be in full force and effect.

                  (j) Representations and Warranties. All representations and warranties of GRC, the Seller and the Servicer contained in this Agreement and in the other Transaction Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties had been made as of such time.

                                       25            Revolving Credit Agreement

                  (k) Auditor's Letter. GRC shall have received an agreed-upon procedures letter from Deloitte & Touche with respect to certain information in the information memorandum that relates to the Receivables, the results of which shall be satisfactory to all of the Lenders.

                  (l) No Actionable Event. After giving effect to the transactions on the Closing Date, there shall exist no Actionable Event or Unmatured Actionable Event.

                  (m) Closing Certificates. The Facility Agent shall have received in sufficient counterparts for each Lender a certificate, dated the Closing Date and executed by an Authorized Officer of each of GRC and the Seller stating that all of the conditions specified in Sections 5.01(j) and (l) as applicable to it are then satisfied.

                  (n) Documentation and Proceedings. The Facility Agent shall have received copies of the Certificate of Incorporation and by-laws of GRC and the Seller, and good standing certificates, Board of Directors resolutions and incumbency certificates with respect to each of GRC and the Seller, all certified on the Closing Date by the appropriate governmental or corporate authorities and satisfactory in form and substance to the Facility Agent.

                  (o) Opinions of Counsel. The Facility Agent shall have received in sufficient counterparts for each Lender and each Agent the opinions of counsel to the Seller and GRC substantially in the form of Exhibit D hereto; the Lenders and the Agents shall be entitled to rely on such opinions; and such opinions shall be satisfactory to all of the Lenders and the Agents.

                  (p) Solvency Certificate. The Facility Agent shall have received in sufficient counterparts for each Lender a certificate, dated the Closing Date and executed by an Authorized Officer of GRC substantially in the form of Exhibit E.

                  (q) Other Documents. The Facility Agent shall have received copies of all such other documents and instruments relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby as it shall reasonably request and such documents and instruments shall be in form and substance reasonably satisfactory to the Facility Agent.

                  (r) Payment of Fees. GRC shall have paid all Facility Agent Fees, Collateral Agent Fees and up-front fees owed to the Lenders, in each case that are due and payable at closing.

                  (s) Credit and Collection Policy. GRC shall have delivered to each Agent and each Lender a true and correct copy of the Credit and Collection Policy.

         SECTION 5.02 Conditions to Each Loan. The obligation of each Lender to make a Revolving Loan hereunder is subject to the satisfaction of the following conditions (the giving of each Notice of Borrowing and the acceptance by GRC of the proceeds of such Borrowing


                                       26            Revolving Credit Agreement
constituting a representation and warranty by GRC that the conditions specified below are then satisfied):

                  (a) Representations and Warranties. On the date of such Revolving Loan and after giving effect thereto, all representations and warranties of GRC, the Seller and the Servicer contained in this Agreement or in the other Transaction Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith (except for any such representations and warranties which (i) speak as of a specific date only or (ii) are set forth in Section 5.1(b)(vi) of the Purchase Agreement) shall be true and correct with the same force and effect as though such representations and warranties had been made on such date.

                  (b) Actionable Event. On the date of such Revolving Loan and after giving effect thereto, there shall exist no (i) Actionable Event or (ii) Unmatured Actionable Event. Without limiting the foregoing, the parties acknowledge and agree that the Lenders shall not be required to make Revolving Loans during any grace period that has been extended by operation of the first proviso to Section 9.01(a) of the Pooling and Servicing Agreement.

                  (c) Repayment Period. At the time of such Revolving Loan, the Repayment Period shall not have commenced.

                  (d) Daily Report. The Facility Agent shall have received a Daily Report that demonstrates that, on the date of such Revolving Loan and after giving effect thereto, the aggregate outstanding principal amount of Revolving Loans will not exceed the Ratable Principal Amount of the Series 2000-1 A-RI Certificate; provided, however, that if the Servicer shall have prepared the Daily Report on any day in the manner described in the proviso to the first sentence of Section 3.05(c) of the Pooling and Servicing Agreement as a result of any event described therein, the condition in this clause (d) shall not be deemed to be satisfied unless such day is the first day on which the Servicer's ability to prepare the Daily Report is impaired by such event.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01 GRC. In order to induce the Lenders and the Agents to enter into this Agreement and to make Revolving Loans subject to the terms and conditions of this Agreement, GRC makes the following representations and warranties to the Lenders and the Agents:

                  (a) Incorporation of Representations and Warranties. The representations and warranties of GRC contained in the Pooling and Servicing Agreement are true and correct on this date with the same effect as if made on this date (except to the extent they expressly relate to an earlier date).


                                       27            Revolving Credit Agreement

                  (b) Security Interest. The execution and delivery of the Security Agreement and the delivery of the Series 2000-1 A-RI Certificate to the Collateral Agent pursuant to the Security Agreement will vest the Collateral Agent (for the benefit of the Agents and the Lenders) with a valid and perfected first-priority security interest in the Collateral, free and clear of all other Liens.

         SECTION 6.02 Lenders. Each Lender represents and warrants to GRC that:

                  (a) Such Lender is (i) an "accredited investor" (as the term is defined in Rule 501 of Regulation D promulgated under the Securities Act), and (ii) by reason of its business and financial experience such Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of making Revolving Loans to GRC. Such Lender further represents that it is able to bear the economic risk of making such Revolving Loans and is currently able to afford the complete loss of such investment and that such Lender has been afforded access to information about (A) GRC and the Seller, and (B) the financial condition, results of operations, business, property, management and prospects of GRC and the Seller sufficient to enable it to evaluate its making of the Revolving Loans to GRC. Such Lender acknowledges that it has received from GRC and the Seller the information requested by it with respect to the Transaction Documents, the Collateral and the Trust Assets.

                  (b) Such Lender acknowledges receipt of the Information Memorandum dated July, 2000, as supplemented by the Summary of Terms dated as of August 16, 2000 and further acknowledges that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of GRC and the Seller concerning the Transaction Documents, the Collateral and the Trust Assets and the merits and risks of entering into this Agreement and making Revolving Loans. Such Lender further represents that it is not making the Revolving Loans in reliance upon any investigation by any other Lender or the Agent.

                                   ARTICLE VII
                                    COVENANTS

         Until all the Revolving Notes and all other Obligations shall have been paid in full and the Lenders no longer have any Revolving Commitment hereunder, GRC agrees that:

         SECTION 7.01 Affirmative Covenants. GRC will deliver (a) to the Facility Agent and the Collateral Agent copies of all Settlement Statements and all other notices, financial statements, certificates, reports and other similar writings which GRC receives or delivers to the holder of the Series 2000-1 A-RI Certificate pursuant to the Transaction Documents and, (b) to each Lender copies of all Settlement Statements delivered pursuant to the Transaction Documents.


                                       28            Revolving Credit Agreement

         SECTION 7.02  Financial Statements; No Default Certificate.

                  (a) GRC will furnish to each Agent and Lender, (i) as soon as available and in any event within 45 days after the end of the calendar month following the first three fiscal quarters of each fiscal year of GRC (provided that if such fiscal month ends on a day other than the day when such calendar month ends, then within 45 days after the end of such calendar month) an unaudited balance sheet of GRC as of the end of such quarter and related unaudited statements of income and cash flows, in each case for the fiscal quarter and for the period beginning at the end of the previous fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied (subject to customary year-end adjustments and the omission of footnotes), and (ii) concurrently with GRC's receipt thereof, the financial statements of the Seller that the Seller delivers to GRC pursuant to Section 6.2(a) of the Purchase Agreement; and

                  (b) GRC will furnish to each Agent and Lender, (i) as soon as available and in any event within 120 days after the end of each fiscal year of GRC, an unaudited balance sheet of GRC as of the end of such year and statements of income, cash flows and stockholder's equity of GRC setting forth in each case in comparative form the corresponding figures for the preceding fiscal year (except for the first fiscal year of GRC) and prepared in accordance with GAAP consistently applied, and (ii) concurrently with GRC's receipt thereof, the financial statements of the Seller that the Seller delivers to GRC pursuant to
Section 6.2(b) of the Purchase Agreement.

                  (c) Concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of this Section 7.02, GRC will furnish to each Lender a certificate of an Authorized Officer of GRC to the effect that no Actionable Event or Unmatured Actionable Event has occurred and is continuing, or, if such an event has occurred and is continuing, describing the nature of such event and the steps being taken to cure it.

         SECTION 7.03 Collateral. GRC will not sell, assign, pledge or transfer the Collateral or contract for, create, incur, assume or suffer to exist any Lien of any nature upon the Collateral whether now owned or hereafter acquired except as permitted under the Security Agreement.

         SECTION 7.04 Incorporation of Covenants. GRC will observe and perform all of the covenants and agreements in all of the Transaction Documents to which it is a party (including the Pooling and Servicing Agreement) that are to be observed and performed by it (including, without limitation, the covenants in Section 7.02 of the Pooling and Servicing Agreement).

                                  ARTICLE VIII
                                  DISTRIBUTIONS

         SECTION 8.01 Distributions. The Collateral Agent shall direct that all Distributions be paid to a trust account maintained in the Collateral Agent's name in its corporate trust department and all Distributions shall at all times be held in trust for the Lenders and the Agents until transferred (i) to


                                       29            Revolving Credit Agreement
the Facility Agent for application to the Obligations, or (ii) directly to the Lenders and/or the Agents as payment for the Obligations at the direction of the Facility Agent. All such payments to the Lenders shall be made without set-off or counterclaim.

         SECTION 8.02 Eligible Investments. If the Collateral Agent receives any Distribution on a day on which the Collateral Agent is not required to transfer Distributions to the Facility Agent for application in payment of the Obligations, the Collateral Agent shall invest such Distribution in Eligible Investments from the day on which the Collateral Agent receives any such Distribution to the day on which, or (in the discretion of the Collateral Agent), the day immediately prior to the day on which, the Collateral Agent is required to transfer such Distribution to, or at the direction of, the Facility Agent. Provided no Obligations are due and payable hereunder, any earnings on such investments will be paid to GRC promptly after the Collateral Agent's receipt of such earnings unless the Repayment Period shall have commenced, in which event such earnings shall be transferred to the Facility Agent for application against the Obligations in accordance with the terms of this Agreement or, at the direction of the Facility Agent, directly to the Lenders and/or the Agents in payment of the Obligations.

                                   ARTICLE IX
                                ACTIONABLE EVENTS

         SECTION 9.01 Actionable Events. The occurrence of each of the following events shall constitute an actionable event (each, an "Actionable Events") under this Agreement:

                  (a) A Liquidation Event shall have occurred and be continuing;

                  (b) Failure by GRC to observe or perform any covenant or agreement contained in Section 7.03;

                  (c) Failure by GRC to observe or perform any other covenant or agreement contained herein or in any other Transaction Document and not constituting an Actionable Event under any other clause of this Article IX and such failure shall continue for 30 Business Days after GRC shall have been given written notice of such failure by the Facility Agent; or

                  (d) The Collateral Agent shall for any reason cease to have, or shall not have received, a valid and perfected first-priority security interest in the Collateral or proceedings shall have commenced and be continuing to foreclose upon any Lien on any of the Collateral.

         SECTION 9.02 Remedies under the Loan Agreement. If any Actionable Event shall continue unremedied, the Facility Agent shall, at the written request of the Required Lenders, by written notice to GRC, declare the Commitment Termination Date to have occurred without further notice of any kind, all of which are hereby expressly waived by GRC, anything contained herein or in any Revolving Note to the contrary notwithstanding; provided that, in the case of an Actionable


                                       30            Revolving Credit Agreement

Event described in Section 9.01(a), the Required Lenders may only declare the Commitment Termination Date to have occurred if, contemporaneously with any such declaration, a vote of the Required Lenders is being taken pursuant to Section
9.01 of the Pooling and Servicing Agreement concerning the declaration of the Liquidation Commencement Date; and provided further that, in the case of an Actionable Event described in Section 9.01(a), the Commitment Termination Date shall be deemed to have occurred automatically without presentment, demand, protest or other notice of any kind if such Actionable Event arises because of the automatic commencement of the Liquidation Period under the Pooling and Servicing Agreement.

         SECTION 9.03 Remedies Under Security Agreement. Without limiting anything provided in Section 9.02, if any Actionable Event shall continue unremedied, the Collateral Agent may, at the direction of the Majority Lenders, exercise any and all rights and remedies provided in the Security Agreement, provided, however, that:

                  (a) in connection with any waiver or other action relating to any Transaction Document which requires the affirmative vote of 100% of the holders of Investor Certificates, the Collateral Agent may only exercise such rights and remedies upon the direction of 100% of the Lenders;

                  (b) in connection with any waiver or other action relating to any Transaction Document which requires the affirmative vote of the Required Investors or the Required Series Holders, the Collateral Agent may only exercise such rights and remedies upon the direction of the Required Lenders;

                  (c) the Collateral Agent shall not vote to waive a Liquidation Event of the type described in Section 9.01(a) of the Pooling and Servicing Agreement without the consent of all Lenders;

                  (d) the Collateral Agent shall not vote to amend, modify or waive any provision of the Pooling and Servicing Agreement which requires the approval or consent of a specified percentage of the holders of Investor Certificates without the consent of the same percentage of Lenders; provided, however, that the Collateral Agent shall not vote in favor of any amendment, modification or waiver described in Section 13.01(b)(vii) of the Pooling and Servicing Agreement without the consent of all Lenders; and

                  (e) the Collateral Agent may only agree to extend the then-scheduled maturity of the Series 2000-1 A-RI Certificate in accordance with
Section 3.03 hereof.

                                    ARTICLE X
                                   THE AGENTS

         SECTION 10.01 Appointment of the Facility Agent; No Third Party Beneficiaries. Each Lender hereby appoints Bankers Trust Company, as the Facility Agent hereunder, and hereby


                                       31            Revolving Credit Agreement
authorizes the Facility Agent to take such action on its behalf and to give consents, approvals and directions, and to exercise such other rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by, or expressly delegated to, the Facility Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Facility Agent may execute any of its duties hereunder by or through agents, affiliates or employees. Nothing herein shall be deemed to constitute the Facility Agent a trustee or fiduciary for any Lender or impose on the Facility Agent any obligations other than those for which express provision is made herein. The Facility Agent shall not have any duties or responsibilities except as expressly set forth herein and no implied covenants, functions or responsibilities shall be read into this Agreement as to the Facility Agent.

                  (a) Except as required by the specific terms of this Agreement, the Facility Agent shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or exercise any discretion hereunder unless directed to do so by the Required Lenders (and shall be fully protected in acting or refraining from acting pursuant to such directions, the Lenders hereby agreeing that such directions shall be binding upon all of the Lenders); provided that the Facility Agent shall not be required to take any action which exposes the Facility Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law.

                  (b) The provisions of this Article X are solely for the benefit of the Agents, the Lenders and GRC and none of the Seller, the Servicer, the Trustee or any Investor shall have any rights under this Article X as a third party beneficiary. Except to the extent set forth herein and in the other Transaction Documents, the Agents assume no obligations with respect to the Trust, the Trustee, the Seller, the Servicer or any of their respective Affiliates (other than GRC).

         SECTION 10.02 Appointment of Collateral Agent. The Facility Agent and each Lender hereby appoints LaSalle Bank National Association as the Collateral Agent hereunder, and hereby authorizes the Collateral Agent to take such action on its behalf and to give consents, approvals and directions, and to exercise such other rights, remedies, powers and privileges hereunder and under the Security Agreement as are specifically authorized to be exercised by, or expressly delegated to, the Collateral Agent by the terms hereof and thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through agents, affiliates or employees. Nothing herein shall be deemed to constitute the Collateral Agent a trustee or fiduciary for any Lender or impose on the Collateral Agent any obligations other than those for which express provision is made herein. The Collateral Agent shall not have any duties or responsibilities except as expressly set forth herein and in the Security Agreement and no implied covenants, functions or responsibilities shall be read into this Agreement or the Security Agreement as to the Collateral Agent.

                  (a) Except as required by the specific terms of this Agreement (including, without limitation, the duty to transfer Distributions to the Facility Agent pursuant to the terms of this


                                       32            Revolving Credit Agreement

Agreement), the Collateral Agent shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or exercise any discretion hereunder unless directed to do so by all the Lenders, the Required Lenders or the Majority Lenders (as required by this Agreement or the Security Agreement, as the case may be) (and shall be fully protected in acting or refraining from acting pursuant to such directions, the Lenders hereby agreeing that such directions shall be binding upon all of the Lenders); provided that the Collateral Agent shall not be required to take any action which the Collateral Agent determines in its reasonable discretion would expose the Collateral Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The Collateral Agent agrees (i) to provide each Lender with each Daily Report it receives promptly upon receipt, and (ii) at the request and cost of any Lender, to request from the Trustee all reports, statements or other documents which the Collateral Agent is entitled to receive under the Series 2000-1 A-RI Supplemental Issuance Agreement and provide such reports, statements or other documents to the requesting Lenders promptly upon receipt.

         SECTION 10.03 Exculpation. None of the Facility Agent, the Collateral Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or any of them hereunder or in connection herewith, except for its or their own gross negligence, willful misconduct or bad faith; nor shall either Agent be responsible to any Lender for the validity, effectiveness, value, sufficiency or enforceability against the Obligors, the Seller, the Servicer or GRC of the Receivables, this Agreement, the Revolving Notes or any other Transaction Document or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for the Seller, the Servicer or GRC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any other Transaction Document or any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Revolving Notes or any other Transaction Document on the part of any party hereto or thereto (including, without limitation, the existence or possible existence of any Actionable Event, Liquidation Event or comparable event) or to inspect the property (including the books and records) of GRC, the Servicer or the Seller; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Revolving Notes or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by: (i) acting upon any notice, consent, certificate or other instrument, communication, conversation or writing (which may be by telegram, facsimile or telex) or telephonic instruction or notices to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper Person or Persons, or (ii) acting in accordance with the direction of the


                                       33            Revolving Credit Agreement

Majority Lenders, the Required Lenders or all of the Lenders (as applicable). Neither Agent shall be deemed to have knowledge of any Actionable Event, Liquidation Event or any comparable event unless it has received actual notice thereof. Neither Agent shall be liable to any Lender for the acts or omissions of its agents that such Agent has selected with reasonable care.

         SECTION 10.04 Indemnification. Each Lender hereby agrees, in the ratio that such Lender's Revolving Percentage bears to 100%, to indemnify and hold harmless the Facility Agent and the Collateral Agent and their respective directors, officers, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of attorneys, accountants and experts) incurred by or assessed against such Agent in its capacity as Agent hereunder or under any other Transaction Document as a result of any action taken or omitted to be taken by such Agent in such capacity or otherwise incurred by, made upon, or assessed against such Agent in its capacity as Agent. Without limiting the generality of the foregoing, each Lender hereby agrees, in the ratio aforesaid, to reimburse each of the Facility Agent and the Collateral Agent promptly following such Agent's demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by such Agent hereunder or under any other Transaction Document and not promptly reimbursed to such Agent by GRC. Notwithstanding the foregoing provisions of this Section 10.04, no Lender shall be liable or have an obligation to reimburse an Agent for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs, expenses or fees resulting from or attributable to gross negligence, willful misconduct or bad faith on the part of such Agent or its directors, officers, employees and agents. No payment by a Lender under this Section 10.04 shall reduce the amount of the Revolving Loans such Lender would otherwise be obligated to make hereunder or shall create an obligation of the Collateral Agent to advance Distributions to such Lender. Each Lender's obligations under this Section 10.04 shall survive the termination of this Agreement and the discharge of GRC's obligations hereunder. Neither Agent need take any action which in such Agent's sole judgment would result in or present a material risk of incurring liability unless it receives concurrence of the Required Lenders and indemnification hereunder to the satisfaction of such Agent therefor. If any indemnity furnished is insufficient or becomes impaired, either of the Agents (as applicable) may call for an additional indemnity.

         SECTION 10.05 Agents as Lenders. The Lenders agree that with respect to their obligation to lend under this Agreement, the Revolving Loans made by them and the Revolving Notes issued to them, to the extent any Agent is also a Lender hereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note and may exercise the same as though it were not performing the duties of the Facility Agent or Collateral Agent that are specified herein; and the terms "Lenders," "Majority Lenders", "Required Lenders," "holders of Notes," or any similar term shall, unless the context clearly otherwise indicates, include the Facility Agent and/or the Collateral Agent in their capacities as a Lender hereunder. Each Agent may accept deposits from, lend money to, and generally engage in any kind of lending, trust or other business with GRC, the Servicer, the Seller or any of their Affiliates as if it were not performing the duties


                                       34            Revolving Credit Agreement
specified herein, and may accept fees and other consideration from GRC, the Servicer, the Seller or any of their Affiliates for services in connection with this Agreement and otherwise without having to account for the same to any Lender.

         SECTION 10.06 Credit Decisions. Each Lender acknowledges that it has, based on such financial information and other documents, information and investigations as it has deemed appropriate, made its own credit decision to enter into this Agreement. Each Lender also acknowledges that it will, based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Transaction Document.

         SECTION 10.07 Resignation by an Agent. Either Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered to each Lender, the other Agent, GRC, the Servicer and the Seller upon 30 days' notice and may be removed at any time, with or without cause, by an instrument in writing duly executed by or on behalf of the Majority Lenders. Subject to the provisions of Section 10.11, the Majority Lenders shall have the right to appoint a successor to such Agent upon any such resignation or removal by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without formality other than appointment and designation in writing; provided, however, unless an Actionable Event or Unmatured Actionable Event has occurred and is continuing, GRC must consent to such appointment; and provided, further that such consent of GRC may not be unreasonably withheld or delayed. Such resignation or removal shall not be effective until the appointment of and acceptance by the successor Agent, which acceptance shall not occur until such successor Agent is able to perform the duties of such Agent hereunder. The Collateral Agent shall not be discharged from its duties or obligations hereunder until the Collateral and the documents and instruments then held by the Collateral Agent shall have been transferred or delivered to the successor Collateral Agent, and such retiring Collateral Agent and GRC shall have executed and delivered appropriate instruments substituting such successor Collateral Agent as attorney-in-fact of GRC for purposes of this Agreement and the Security Agreement and assigning the retiring Collateral Agent's security interests and all other interests (if any) in the Collateral to the successor Collateral Agent. The Facility Agent and the Collateral Agent shall not be liable for the acts or omissions of any successor Facility Agent or Collateral Agent. Each Agent agrees to cooperate to provide a smooth and orderly transition of the duties of Facility Agent or Collateral Agent (as applicable) hereunder to the successor Agent.

                  (a) Upon the making and acceptance of such appointment, the execution and delivery by such successor Agent of a ratifying instrument pursuant to which such successor Agent agrees to assume the duties and obligations imposed on the Facility Agent or Collateral Agent (as applicable) by the terms of this Agreement, and, if applicable, the delivery to any successor Collateral Agent of the Collateral and documents and instruments then held by the retiring Collateral Agent and the payment of all fees and amounts due and owing to the retiring Agent, such successor


                                       35            Revolving Credit Agreement

Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the relevant Agent named herein; provided that any such appointment and designation shall not exhaust the right to appoint and designate further successor Agents hereunder.

                  (b) Subject to Section 10.07(a), if no successor Facility Agent or Collateral Agent shall be appointed as aforesaid or, if appointed, shall not have accepted its appointment within 30 days after the notice of resignation or removal of the Facility Agent or Collateral Agent, then, subject to the provisions of Section 10.11, the Majority Lenders (or, if the applicable Agent is resigning, such resigning Agent) may petition any court of competent jurisdiction for the appointment of a successor Facility Agent or Collateral Agent (as applicable).

                  (c) Each successor Agent shall provide GRC, the Servicer, the Seller and each Lender with its address and telephone, telecopy and telex numbers, to be used for purposes of Section 11.06, in a notice complying with the terms of such Section. Notwithstanding the resignation or removal of any Agent hereunder, the provisions of this Article X shall continue to inure to the benefit of such Agent in its capacity as such while it was an Agent under this Agreement.

         SECTION 10.08 Qualifications of Collateral Agent. Any Collateral Agent at any time acting hereunder must at all times be a bank or trust company having its principal office in the District of Columbia or one of the States of the United States of America, be authorized to accept deposits and offer checking account facilities and have a combined capital and surplus of at least $500,000,000.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01 Exercise of Rights. No failure or delay on the part of the Facility Agent, the Collateral Agent or any Lender to exercise any right, power or privilege under this Agreement and no course of dealing between GRC and the Facility Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any abandonment or discontinuation of steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which either of the Agents or any of the Lenders would otherwise have at law or in equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

         SECTION 11.02 Amendment and Waiver. Any provision of this Agreement may be amended, waived, supplemented, restated, discharged or terminated with the written consent of GRC


                                       36            Revolving Credit Agreement
and the Lenders herein required for such action; provided that, if the requisite number of Lenders for any such action is not specified elsewhere in this Agreement, the written consent of the Required Lenders must be obtained for any such action, provided, further, that the written consent of all the Lenders is required in order to (a) release or subordinate the Collateral Agent's interest in any of the Collateral, (b) decrease the fees or interest rates payable on the Revolving Loans, (c) waive the payment of any principal of, or interest or fees on, any Revolving Loans, or (d) change the definition of "Majority Lenders" or "Required Lenders" or amend this Section 11.02; and provided, further, that (i) the provisions of Article X and any other provisions of this Agreement that confer rights or benefits, or impose obligations, on an Agent may not be amended with respect to such Agent without the consent of such Agent, and (ii) no Lender's commitment to make Revolving Loans hereunder may be increased or extended without such Lender's consent. GRC shall promptly deliver to each Agent a copy of each amendment or waiver effected without such Agent's consent.

         SECTION 11.03  Expenses and Indemnification.  Subject to Section 4.04:

                  (a) GRC shall pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) of the Facility Agent and the Collateral Agent incurred in connection with the preparation, execution, delivery, administration, amendment, modification or waiver of, and of the Facility Agent, the Collateral Agent and each Lender in connection with the enforcement of, this Agreement and the other Transaction Documents and the making and repayment of the Revolving Loans.

                  (b) GRC shall pay, and save the Lenders harmless from all liability for, any future stamp taxes (including interest, penalties and fees) which may be payable in connection with this Agreement, the Borrowings hereunder, any other Transaction Document or the issuance of the Revolving Notes or any modification of any of the foregoing.

                  (c) GRC shall (i) indemnify and hold harmless each Lender, the Facility Agent, the Collateral Agent and each director, officer, employee, agent and Affiliate thereof from and against all liabilities, costs or reasonable expenses to which such Lender, the Facility Agent, the Collateral Agent or such director, officer, employee, agent or Affiliate may become subject, insofar as such liabilities, costs or expenses (or actions, suits or proceedings giving rise thereto, including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any other Transaction Document and (ii) reimburse each of the Lenders, the Facility Agent, the Collateral Agent and each such director, officer, employee, agent or Affiliate upon their demand, for any reasonable legal or other reasonable expenses (including the allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, expense, liability, action, suit or proceeding; provided, however, that no Lender, the Facility Agent or the Collateral Agent shall have any right to be so indemnified hereunder for its own gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.03 may be unenforceable because it is violative of any law or public policy, GRC shall contribute the


                                       37            Revolving Credit Agreement
maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all liabilities, costs and reasonable expenses incurred by the Lenders, the Facility Agent and the Collateral Agent for which such Persons would otherwise be entitled to indemnity hereunder.

                  (d) All obligations arising under this Section 11.03 shall survive for a period of three years after the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement.

         SECTION 11.04 Successors and Assigns. (a) This Agreement shall bind, and the benefits hereof shall inure to, GRC, the Facility Agent, the Collateral Agent and the Lenders and their respective successors and assigns; provided that GRC may not transfer or assign any or all of its rights and/or Obligations hereunder without the prior written consent of each Lender and S&P; provided, further, that no Lender shall assign any of its rights and/or obligations hereunder, including its rights under a Revolving Note, to any Person unless (i) the prior written consent of GRC and the Facility Agent shall have been obtained, which consents will not be unreasonably withheld or delayed, (ii) the Facility Agent shall have received prior written notice of such assignment and an assignment fee of $3,000, (iii) such assignor assigns an amount equal to at least $5,000,000, (iv) after giving effect to the assignment the assignor retains an amount equal to at least $5,000,000 or has assigned its entire interest and (v) prior to the effective date of such assignment, such assignee executes and delivers to GRC and the Facility Agent a written agreement substantially in the form of Exhibit F hereto. Notwithstanding anything else contained in this Section 11.04, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder; provided, further, that with regard to assignments made by a Conduit to its related Committed Lender, such assignment shall be effective upon the fulfillment of subclause (v) only.

                  (b) Notwithstanding anything contained in paragraph (a) above, each Lender may sell participations in all or any part of any Revolving Loan or Revolving Loans to another Lender or other Person so long as (i) no such grant of a participation shall, without the consent of GRC, require GRC to file a registration statement with the Securities and Exchange Commission or apply to qualify the Revolving Notes under the "blue sky" laws of any State, (ii) no holder of any such participation, other than an Affiliate of such Lender, shall be entitled to require such Lender to take or omit to take any action hereunder, except that such Lender may agree with such participant that such Lender will not, without such participant's consent, consent to an amendment, modification or waiver referred to in clauses (b), (c) or (d) of Section 11.02, (iii) such sale is in an amount equal to at least $5,000,000, (iv) after giving effect to the sale, the selling Lender retains an amount equal to $5,000,000 and (v) the provisions of clause (a) of Article VIII shall have been satisfied with respect to such sale. A participant shall not have any rights hereunder or under the other Transaction Documents (the participant's rights against such Lender in respect of a participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), except that GRC acknowledges and agrees that the participant shall have rights under Sections 2.08, 2.09


                                       38            Revolving Credit Agreement
and 2.10 as if it were a Lender hereunder; provided that no such participant shall be entitled to receive any greater payment pursuant to such Sections than the transferor Lender would have received with respect to the applicable amount of such participation had no such participation been sold. Each Lender will give the Facility Agent and GRC notice of each sale of any such participation by such Lender.

                  (c) A Lender may furnish any information concerning GRC and the Receivables in the possession of such Lender from time to time to assignees and participants (including to prospective assignees and participants); provided that all recipients of such information must agree, prior to the disclosure of any such information to it, to be bound by the terms and provisions of Section
13.16 of the Pooling and Servicing Agreement hereof.

                  (d) The parties hereby acknowledge that substantially all of the proceeds of the Revolving Loans will be used by GRC to purchase Receivables from the Seller.

         SECTION 11.05 Headings. The descriptive headings of the various Articles and Sections and the Table of Contents of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 11.06 Notices, Requests, Demands. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions, directions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telex, telecopy or overnight courier. All notices and other communications provided for hereunder shall be deemed to be received (a) if personally delivered, when received, (b) if sent by registered or certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile or telex, when sent, after receipt has been confirmed by telephone or electronic means and (d) if sent by overnight courier, two Business Days after having been given to such courier unless sooner received by the addressee. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.06, notices, demands, directions, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex or telecopy numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below or at such other address as to which any party hereto may notify the other parties in accordance with the provisions of this Section 11.06:

                  If to GRC:

                           Gaylord Receivables Corporation
                           1013 Centre Road, Suite 350
                           Wilmington, DE  19805



                                       39            Revolving Credit Agreement

                           Attention:   Catherine A. Curran
                                        Treasurer and Assistant Secretary
                           Telephone:   (302) 636-5400
                           Facsimile:   (302) 636-5454

                  with a copy to:

                           Gaylord Container Corporation
                           500 Lake Cook Road
                           Suite 400
                           Deerfield, Illinois 60015
                           Attention:   Jeffrey B. Park
                                        Vice President, Finance
                           Telephone:   (847) 405-5614
                           Facsimile:   (847) 405-5586

                  and

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attention:   Jeffrey S. O'Connor
                           Telephone:   (312) 861-2000
                           Facsimile:   (312) 861-2200

                  If to the Facility Agent:

                           The Bankers Trust Company
                           Loan Administration Department
                           130 Liberty Street
                           New York, New York 10006

                           Telephone:   (212) 250-7432
                           Facsimile:   (212) 250-7351


                                       40            Revolving Credit Agreement

                  If to the Collateral Agent:

                           LaSalle Bank National Association
                           135 South LaSalle Street
                           Chicago, IL 60603
                           Attention:   Donna N.  Smith
                           Telephone:   (312) 904-1426
                           Facsimile:   (312) 904-0522

         If to any Lender, to the address specified as such Lender's Domestic Office on Schedule II hereto.

         SECTION 11.07 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Revolving Notes and shall continue as and until such time as all indebtedness hereunder and under the Revolving Notes and all other Obligations shall have been paid in full and the Lenders no longer have any Revolving Commitment hereunder.

         SECTION 11.08 Transaction Documents. For the purposes of the Program, the term "Transaction Document" and "Transaction Documents" as used in the Pooling and Servicing Agreement and the other Transaction Documents shall include this Agreement, the Revolving Notes and the Security Agreement.

         SECTION 11.09 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND UNDER THE REVOLVING NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

         SECTION 11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.11 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

         SECTION 11.12 Further Assurances. GRC agrees, at any time and from time to time, to do such further acts and things and to execute and deliver to the Facility Agent and the Collateral Agent such additional assignments, agreements, powers and instruments as the Facility Agent or the


                                       41            Revolving Credit Agreement

Collateral Agent may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Facility Agent or the Collateral Agent their respective rights, powers and remedies hereunder.

         SECTION 11.13 Computations. (a) All computations of interest on LIBO Rate Loans shall be made on the basis of the actual number of days elapsed over a year of 360 days and (b) all other computations of interest and all computations of fees hereunder and under the Revolving Notes shall be made on the basis of the actual number of days elapsed over a year of 365 or 366 days.

         SECTION 11.14 Limited Recourse. (a) No director, officer, employee, stockholder, or incorporator, as such, of GRC or any Lender, as applicable, shall have any liability for any Obligations (in the case of GRC) and obligations under this Agreement or any other Transaction Document (in the case of any Lender) or for any claim based on, in respect of or by reason of any such obligations or their creation.

                  (b) Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless: (i) such Conduit has received funds which may be used to make such payment and which are not required to repay commercial paper notes of such Conduit when due and (ii) after giving effect to such payment either: (A) such Conduit could issue commercial paper notes to refinance all outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) or (B) all commercial paper notes issued by such Conduit are paid in full. Any amount which any Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Conduit for any such insufficiency unless and until the conditions described in the preceding sentence are satisfied. Nothing in this clause (b) shall be construed to forgive or cancel any obligations of any Conduit hereunder.

                  (c) Each party hereto agrees that this Section 11.14 shall survive the termination of this Agreement.

         SECTION 11.15 Consent to Jurisdiction. GRC HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM (COLLECTIVELY A "PROCEEDING") ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, THE SECURITY AGREEMENT OR THE REVOLVING NOTES, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF ANY THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED WITHIN NEW YORK, NEW YORK OR CHICAGO, ILLINOIS AND GRC HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN NEW YORK, NEW YORK OR CHICAGO, ILLINOIS AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                                       42            Revolving Credit Agreement

         SECTION 11.16  Confidentiality.  The terms and provisions of Section
13.16 of the Pooling and Servicing Agreement are hereby incorporated by reference as if set forth in full herein. Each Agent and each Lender hereby agrees to be bound by Section 13.16 of the Pooling and Servicing Agreement as if it were a Certificateholder.

         SECTION 11.17 Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, each Agent and each Lender agrees that it shall not, with respect to the Trust or GRC, institute or join any other Person in instituting any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Event of Bankruptcy") so long as any Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Certificates shall have been outstanding.

                  (b) Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper issued by a Conduit it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (c) Each party hereto agrees that this Section 11.17 shall survive the termination of this Agreement.

         SECTION 11.18 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            [SIGNATURE PAGES FOLLOW]








                                       43            Revolving Credit Agreement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               GAYLORD RECEIVABLES CORPORATION



                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                       S-1           Revolving Credit Agreement

                                               BANKERS TRUST COMPANY, as the
                                               Facility Agent and a Lender


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                       S-2           Revolving Credit Agreement

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as the Collateral Agent and a
                                              Lender

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                       S-3           Revolving Credit Agreement

                                              BANCO DI NAPOLI, NEW YORK BRANCH,
                                              as a Lender


                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                       S-4          Revolving Credit Agreement

                                               GENERAL ELECTRIC CAPITAL
                                               CORPORATION, as a Lender and a
                                               Committed Lender


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                       S-5           Revolving Credit Agreement

                                               REDWOOD RECEIVABLES CORPORATION,
                                               as a Lender and as a Conduit

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                       S-6            Revolving Credit Agreement

                                                                      Schedule I


                              REVOLVING COMMITMENTS
                              ---------------------

         Name of Lender                              Share of Revolving Commitment     Revolving Percentage
         --------------                              -----------------------------     --------------------
1.   Bankers Trust Company                           $20,000,000                       16%

2.   General Electric Capital Corporation            $55,000,000                       44%

3.   LaSalle Bank National Association               $20,000,000                       16%

4.   Banco di Napoli, New York Branch                $30,000,000                       24%

                                                      Revolving Credit Agreement

                                                                     Schedule II

                    DOMESTIC AND LIBO OFFICES OF THE LENDERS
                    ----------------------------------------

BANKERS TRUST COMPANY

LIBO Office

Loan Administration Department
130 Liberty Street
New York, New York 10006

Attention:  Loan Administration Department
Telephone:  (212) 250-7432
Facsimile:  (212) 250-7351

Domestic Office:

Loan Administration Department
130 Liberty Street
New York, New York 10006

Attention:  Loan Administration Department
Telephone:  (212) 250-7432
Facsimile:  (212) 250-7351

GENERAL ELECTRIC CORPORATION

LIBO Office

c/o Redwood Receivables Corporation
3001 Summer Street, 2nd Floor
Stamford, CT 06927

Attention:  Fahim Sadar / Georgia Poulos
Telephone:  (203) 357-6345 / (203) 357-3971
Facsimile:  (203) 961-2953



                                                      Revolving Credit Agreement

Domestic Office:

c/o Redwood Receivables Corporation
3001 Summer Street, 2nd Floor
Stamford, CT 06927

Attention:  Fahim Sadar / Georgia Poulos
Telephone:  (203) 357-6345 / (203) 357-3971
Facsimile:  (203) 961-2953

REDWOOD RECEIVABLES CORPORATION

LIBO Office

Redwood Receivables Corporation
3001 Summer Street, 2nd Floor
Stamford, CT 06927

Attention:  Fahim Sadar / Georgia Poulos
Telephone:  (203) 357-6345 / (203) 357-3971
Facsimile:  (203) 961-2953

Domestic Office:

Redwood Receivables Corporation
3001 Summer Street, 2nd Floor
Stamford, CT 06927

Attention:  Fahim Sadar / Georgia Poulos
Telephone:  (203) 357-6345 / (203) 357-3971
Facsimile:  (203) 961-2953

LASALLE BANK NATIONAL ASSOCIATION

LIBO Office

LaSalle Bank N.A.
135 South LaSalle Street
Suite 208
Chicago, IL 60603

Attention:  Heather Bartell
Telephone:  (312) 904-9410
Facsimile:  (312) 904-0522

                                                      Revolving Credit Agreement

Domestic Office:

LaSalle Bank N.A.
135 South LaSalle Street
Suite 208
Chicago, IL 60603

Attention:  Heather Bartell
Telephone:  (312) 904-9410
Facsimile:  (312) 904-0522

                                                      Revolving Credit Agreement

BANCO DI NAPOLI, NEW YORK BRANCH

LIBO Office

Banco di Napoli
4 East 54th Street
New York, NY 10022

Attention:  Franco di Mario
Telephone:  (212)872-2415
Facsimile:  (212)755-1389

Domestic Office:

Banco di Napoli
4 East 54th Street
New York, NY 10022

Attention:  Franco di Mario
Telephone:  (212) 872-2415
Facsimile:  (212) 755-1389

                                                      Revolving Credit Agreement

                                                                       Exhibit A

                               NOTICE OF BORROWING
                               -------------------

                                                             _____________, 2000


Bankers Trust Company
[Address]
Attention: _________

                       Re: Gaylord Receivables Corporation

Ladies and Gentlemen:

                  This Notice of Borrowing is delivered to you pursuant to
Section 2.02 of the Revolving Credit Agreement dated as of September 24, 1993, as amended and restated as of ___________, 2000 (the "Revolving Credit Agreement") among Gaylord Receivables Corporation, a Delaware corporation ("GRC"), the financial institutions that are, or may hereafter become, parties thereto (the "Lenders"), Bankers Trust Company, as the facility agent (in such capacity, the "Facility Agent") and LaSalle Bank National Association, as the collateral agent for the Lenders (in such capacity, the "Collateral Agent") for the Lenders. All capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Revolving Credit Agreement.

                  GRC hereby requests that the following Revolving Loans be made:

                  Borrowing Date:           [                        ]

                  Amount of the Loan:       [                        ]

                  Type:                     [LIBO Rate Loans or Alternate Base
                                             Rate Loans]

                  Interest Period
                  (if LIBO Rate Loan):      [                        ]

                  GRC agrees that if, prior to the time of the making of the Revolving Loans requested hereby, any representation or warranty that Article V of the Revolving Credit Agreement requires GRC to make in connection with the requested Revolving Loans will not be true and correct at such date as if then made, then GRC will immediately so notify the Facility Agent. Except to the extent that, prior to the time of the making of the Revolving Loans requested hereby, the Facility Agent shall receive written notice to the contrary from GRC, each representation and warranty that Article V of the Revolving Credit Agreement requires GRC to make in connection with the making of Revolving Loans to it shall be deemed to have been made by GRC at the date of such Revolving Loans as if then made.

                                                      Revolving Credit Agreement

         GRC agrees that, upon receipt of the proceeds of the Revolving Loans disbursed pursuant to this notice, the Collateral Agent will be deemed to have funded the Series 2000-1 A-RI Certificate by the amount of the Revolving Loans disbursed pursuant to this notice.

                                                      Revolving Credit Agreement

         IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing as the date first above written.

                                            GAYLORD RECEIVABLES CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                      Revolving Credit Agreement

                                                                       Exhibit B

                           NON-RECOURSE REVOLVING NOTE


$____________                                                  Chicago, Illinois
                                                                 _________, 2000

         FOR VALUE RECEIVED, Gaylord Receivables Corporation, a Delaware corporation ("GRC"), promises to pay to the order of _________ (the "Lender"), for the account of its applicable lending office, at the office of Bankers Trust Company (the "Facility Agent") at 31 W. 52nd Street, New York, New York 10019, the principal sum of _________ Dollars ($_________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to GRC pursuant to the Revolving Credit Agreement (as hereinafter defined), together with interest on the principal balance remaining from time to time unpaid at the rate provided below. The principal indebtedness evidenced hereby shall be due and payable on the dates and in the amounts specified in the Revolving Credit Agreement and in no event later than the Stated Maturity Date (as defined in the Revolving Credit Agreement).

         GRC also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until the repayment thereof at the rates per annum specified in Section 2.06 of the Revolving Credit Agreement, said interest to be payable to the Lender at the aforesaid office of the Facility Agent on such dates as are specified in the Revolving Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

         This Revolving Note evidences the indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, the Amended and Restated Revolving Credit Agreement, dated as of August __, 2000 (as so amended, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Revolving Credit Agreement"), among GRC, certain financial institutions (including the Lender), the Facility Agent and the Collateral Agent. Reference is hereby made to the Revolving Credit Agreement for a statement of its terms and provisions. All capitalized terms which are used herein, are not otherwise specifically defined herein and are defined in Revolving Credit Agreement, shall for purposes of this Revolving Note have the meanings specified in the Revolving Credit Agreement.

         This Revolving Note is secured by the Collateral defined in and pursuant to the provisions of that certain Amended and Restated Security Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), dated as of August __, 2000, between GRC and the Collateral Agent.

                                                      Revolving Credit Agreement

         Notwithstanding any other provision of this Note, the Lender's right to receive payments hereunder is limited to the right to receive a proportionate share of payments and proceeds with respect to the Collateral except as set forth in Section 4.04 of the Revolving Credit Agreement.

         In addition to and not in limitation of the foregoing and the provisions of the Revolving Credit Agreement, but subject to Section 4.04 thereof, GRC further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Revolving Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

         The Lender shall, and is hereby authorized to, make a notation on the Schedule attached to this Revolving Note of the date and the amount of each Revolving Loan and the date and the amount of the payment of principal thereon, which notation shall be conclusive in the absence of manifest error, and prior to any transfer of this Revolving Note, the Lender shall endorse the outstanding principal amount of this Revolving Note on the Schedule attached hereto; provided, however, that failure to make such notation or any error in such notation shall not adversely affect the Lender's rights with respect to the Revolving Loans.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         This Revolving Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed and interpreted in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

                                                 GAYLORD RECEIVABLES CORPORATION


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                      Revolving Credit Agreement

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------

--------------------------------------------------------------------------------


                           Amount of                   Amount of           Unpaid
                           Revolving                   Principal           Principal
                           Loan Made                    Repaid             Balance
                           ---------                   ---------           -----------

                 Interest                                                           Notation
Date       ABR     LR       Period             ABR     LR    ABR     LR    Total    Made by
----       ---   --------   ------             ---     --    ---     --    -----    --------

                                                      Revolving Credit Agreement

                                                                       Exhibit C

                               SECURITY AGREEMENT
                               ------------------


                                                      Revolving Credit Agreement

                                                                       Exhibit D

                               OPINIONS OF COUNSEL
                               -------------------


                                                      Revolving Credit Agreement

                                                                       Exhibit E

                              SOLVENCY CERTIFICATE
                              --------------------

                                                      Revolving Credit Agreement

                                                                       Exhibit F

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                   -------------------------------------------


                                                      Revolving Credit Agreement